EXECUTION COPY____________________________________________________________






                      CREDIT AGREEMENT



                  Dated as of June 30, 1995

                            Among


                FM PROPERTIES OPERATING CO.,


                   FREEPORT-McMoRan INC.,


            FREEPORT-McMoRAN COPPER & GOLD INC.,


                   The Banks Named Herein,



                       CHEMICAL BANK,
                   as Administrative Agent

                             and

      THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
                    as Documentary Agent






____________________________________________________________






                      TABLE OF CONTENTS


                                                        Page


Parties and Recitals  . . . . . . . . . . . . . . . . .   1


                          ARTICLE I

                         Definitions

Section 1.1.   Definitions . . . . . . . . . . . . . .    2
Section 1.2.   Accounting Terms  . . . . . . . . . . .   23
               Section, Article, Exhibit and Schedule
Section 1.3.     References, etc.  . . . . . . . . . .   23
Section 1.4.   Incorporated Agreements and Definitions   24


                         ARTICLE II

                          The Loans

Section 2.1.   Revolving Credit Facility . . . . . . .   24
Section 2.2.   Loans . . . . . . . . . . . . . . . . .   25
Section 2.3.   Notice of Loans . . . . . . . . . . . .   26
Section 2.4.   Promissory Notes  . . . . . . . . . . .   27
Section 2.5.   Interest on Loans . . . . . . . . . . .   28
Section 2.6.   Fees  . . . . . . . . . . . . . . . . .   28
               Maturity and Reduction of
Section 2.7.     Commitments . . . . . . . . . . . . .   29
               Interest on Overdue Amounts; Alternative
Section 2.8.     Rate of Interest  . . . . . . . . . .   30
Section 2.9.   Prepayment of Loans . . . . . . . . . .   31
Section 2.10.  Continuation and Conversion of Loans  .   32
               Reserve Requirements; Change in
Section 2.11.    Circumstances . . . . . . . . . . . .   33
Section 2.12.  Change in Legality  . . . . . . . . . .   37
Section 2.13.  Indemnity . . . . . . . . . . . . . . .   38
Section 2.14.  Pro Rata Treatment  . . . . . . . . . .   39
Section 2.15.  Sharing of Setoffs  . . . . . . . . . .   39
Section 2.16.  Payments  . . . . . . . . . . . . . . .   40
Section 2.17.  U.S. Taxes  . . . . . . . . . . . . . .   42
               FTX or Restricted Subsidiary as Limited
Section 2.18.    Partner . . . . . . . . . . . . . . .   45


                         ARTICLE III

               Representations and Warranties

               Representations and Warranties of the
Section 3.1.     Partnership . . . . . . . . . . . . .   45

                 (a)  Organization, Powers . . . . . .   45
                 (b)  Authorization  . . . . . . . . .   46
                 (c)  Governmental Approval  . . . . .   46
                 (d)  Enforceability . . . . . . . . .   47
                 (e)  Financial Statements . . . . . .   47
                 (f)  Litigation; Compliance with
                        Laws, etc. . . . . . . . . . .   48
                 (g)  Title, etc.  . . . . . . . . . .   49
                 (h)  Federal Reserve Regulations;
                        Use of Proceeds  . . . . . . .   49
                 (i)  Taxes  . . . . . . . . . . . . .   50
                 (j)  Employee Benefit Plans . . . . .   50
                 (k)  Environmental Matters  . . . . .   50
                 (l)  Investment Company Act . . . . .   52
                 (m)  Public Utility Holding Company
                        Act  . . . . . . . . . . . . .   52
                 (n)  Subsidiaries . . . . . . . . . .   52
                 (o)  Solvency . . . . . . . . . . . .   52
                 (p)  Key Assets . . . . . . . . . . .   53
                 (q)  No Material Misstatements  . . .   53

               Representations and Warranties of
Section 3.2.     FTX . . . . . . . . . . . . . . . . .   53

                 (a)  Organization, Powers   . . . . .   53
                 (b)  Authorization  . . . . . . . . .   53
                 (c)  Governmental Approval  . . . . .   54
                 (d)  Enforceability . . . . . . . . .   54
                 (e)  Litigation; Compliance with
                        Laws, etc. . . . . . . . . . .   55
                 (f)  Representations Incorporated By
                        Reference from the FTX Credit
                      Agreement  . . . . . . . . . . .   55
                 (g)  Florida Environmental Liability    55
                 (h)  No Material Misstatements  . .     55

Section 3.3.   Representations and Warranties of FCX .   56

                 (a)  Organization, Powers . . . . . .   56
                 (b)  Authorization  . . . . . . . . .   56
                 (c)  Governmental Approval  . . . . .   57
                 (d)  Enforceability . . . . . . . . .   57
                 (e)  Litigation; Compliance with
                        Laws, etc. . . . . . . . . . .   58
                 (f)  Representations Incorporated By
                        Reference from the FCX Credit
                        Agreement  . . . . . . . . . .   58
                 (g)  No Material Misstatements  . . .   58


                         ARTICLE IV

                          Covenants

               Affirmative Covenants of the
Section 4.1.     Partnership . . . . . . . . . . . . .   59

                 (a)  Financial Statements, etc. . . .   59
                 (b)  Obligations, Taxes and Claims  .   61
                 (c)  Maintenance of Existence;
                        Conduct of Business  . . . . .   62
                 (d)  Compliance with Applicable Laws    62
                 (e)  Litigation . . . . . . . . . . .   62
                 (f)  ERISA  . . . . . . . . . . . . .   63
                 (g)  Insurance  . . . . . . . . . . .   63
                 (h)  Access to Premises and Records .   63
                 (i)  Compliance with Environmental
                        Laws . . . . . . . . . . . . .   64
                 (j)  Preparation of Environmental
                        Reports  . . . . . . . . . . .   64

               Negative Covenants of the
Section 4.2.     Partnership . . . . . . . . . . . . .   64

                 (a)  Conflicting Agreements . . . . .   64
                 (b)  Material Agreements  . . . . . .   65
                 (c)  Mergers and Consolidations . . .   65
                 (d)  Liens  . . . . . . . . . . . . .   65
                 (e)  Investments, Loans, Advances
                        and Acquisitions . . . . . . .   67
                 (f)  Distributions  . . . . . . . . .   68
                 (g)  Indebtedness . . . . . . . . . .   69
                 (h)  Sale and Lease-Back
                        Transactions . . . . . . . . .   70
                 (i)  Transactions with Affiliates . .   71
                 (j)  Fiscal Year  . . . . . . . . . .   71
                 (k)  Business of Partnership
                        and Subsidiaries . . . . . . .   71
                 (l)  Federal Reserve Regulations; Use
                        of Proceeds  . . . . . . . . .   71
                 (m)  Certain Debt Agreements  . . . .   72
                 (n)  Swaps  . . . . . . . . . . . . .   72
                 (o)  Assets of Subsidiaries . . . . .   72

Section 4.3.   Affirmative Covenants of FTX  . . . . .   73

                 (a)  Affirmative Covenants
                       Incorporated by Reference from
                       the FTX Credit Agreement  . . .   73
                 (b)  Partnership's Covenants and
                        FTX  . . . . . . . . . . . . .   73

Section 4.4.   Negative Covenants of FTX . . . . . . .   73

                 (a)  Negative Covenants Incorporated
                        by Reference from the FTX
                        Credit Agreement . . . . . . .   73
                 (b)  Material Agreements  . . . . . .   74
Section 4.5.   Affirmative Covenants of FCX  . . . . .   74

Section 4.6.   Negative Covenants of FCX . . . . . . .   74


                          ARTICLE V

                    Conditions of Credit

               Conditions Precedent to Initial
Section 5.1.     Borrowing . . . . . . . . . . . . . .   75
               Conditions Precedent to Each
Section 5.2.     Borrowing . . . . . . . . . . . . . .   79
               Representations and Warranties with
Section 5.3.     Respect to Borrowings . . . . . . . .   80




                         ARTICLE VI

                      Events of Default

Section 6.1.   Events of Default . . . . . . . . . . .   80


                         ARTICLE VII

                       FTX Undertaking

Section 7.1.   FTX Undertaking . . . . . . . . . . . .   84


                        ARTICLE VIII

                         The Agents

Section 8.1.   The Agents  . . . . . . . . . . . . . .   85


                         ARTICLE IX

                        Miscellaneous

Section 9.1.   Notices . . . . . . . . . . . . . . . .   89
Section 9.2.   Survival of Agreement . . . . . . . . .   90
               Successors and Assigns; Participations;
Section 9.3.     Purchasing Banks  . . . . . . . . . .   90
Section 9.4.   Expenses of the Banks; Indemnity  . . .   95
Section 9.5.   Right of Setoff . . . . . . . . . . . .   97
Section 9.6.   Applicable Law  . . . . . . . . . . . .   98
Section 9.7.   Waivers; Amendments . . . . . . . . . .   98
Section 9.8.   Severability  . . . . . . . . . . . . .   99
Section 9.9.   Counterparts  . . . . . . . . . . . . .   99
Section 9.10.  Headings  . . . . . . . . . . . . . . .   99
Section 9.11.  Entire Agreement  . . . . . . . . . . .   99
Section 9.12.  Waiver of Jury Trial, etc.  . . . . . .  100
Section 9.13.  Interest Rate Limitation  . . . . . . .  100
Section 9.14.  Jurisdiction; Consent to Service of      101
                 Process . . . . . . . . . . . . . . .
Section 9.15.  Confidentiality . . . . . . . . . . . .  102


SCHEDULE I          Applicable Margin; Commitment Fees
SCHEDULE II         Commitments
SCHEDULE III        Key Assets
SCHEDULE IV         Florida Properties
SCHEDULE V          Subsidiaries
SCHEDULE VI         Litigation

Exhibit A           Form of Promissory Note
Exhibit B           Form of Borrowing Notice
Exhibit C           Form of Commitment Transfer Supplement
Exhibit D           Form of Administrative Questionnaire
Exhibit E           Form of Subordination Terms
Exhibit F           Form of Opinion of the General Counsel
                    of FTX and FCX
Exhibit G           Form of Opinion of Davis Polk & Wardwell
Exhibit H           Form of FTX/FMPO Credit Agreement
Exhibit I           Form of FM Intercreditor Agreement
Exhibit J           Form of Reimbursement Agreement
Exhibit K           Form of FTX Guaranty
Exhibit L           Form of FCX Guaranty


  CREDIT AGREEMENT dated as of June 30, 1995, among FM PROPERTIES OPERATING CO., a Delaware general partnership (the "Partnership" or the "Borrower"), FREEPORT-McMoRan INC., a Delaware corporation ("FTX"), FREEPORT-McMoRan COPPER & GOLD INC., a Delaware corporation ("FCX"; FTX and FCX being the "Guarantors"), the undersigned banks (collectively, the "Banks") and CHEMICAL BANK, a New York banking corporation ("Chemical"), as administrative agent for the Banks (in such capacity, the "Administrative Agent"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as Documentation Agent for the Banks (the "Documentation Agent"; the Administrative Agent and the Documentation Agent being, collectively, the "Agents").


     A. FTX has a 0.2% general partnership interest in and serves as managing general partner of the Partnership, and the Company (as herein defined) directly and indirectly has the remaining 99.8% general partnership interest in the Partnership.

     B. In connection with the Restructuring (as herein defined), the Partnership wishes to refinance its borrowings under the Existing FM Credit Agreement and to provide that FCX and FTX will each severally guarantee a portion of the loans under this Agreement.

     C. FTX, FCX and the Partnership have requested the Banks to extend credit, subject to the terms and conditions of this Agreement, in order to enable the Partnership to borrow on a revolving basis, at any time and from time to time prior to the Maturity Date (as herein defined), an aggregate principal amount at any time outstanding not in excess of $50,000,000. The proceeds of such borrowings are to be used to refinance certain existing borrowings and for general partnership purposes, subject to certain limitations provided herein. The Banks are willing to extend such credit to the Partnership on the terms and subject to the conditions herein set forth.

     D. FTX is party to the FTX Credit Agreement and FCX is party to the FCX Credit Agreement (as herein defined). Certain terms and provisions used or set forth in such Credit Agreements are incorporated by reference herein, as specified below, and wherever so incorporated shall be deemed to be a part hereof as though fully set forth herein. Wherever any provisions of such Credit Agreements are incorporated by reference herein, such provisions shall be deemed to be so incorporated with the same effect as though fully set forth herein, it being understood that any refer-ence in such provisions to "this Agreement" shall be deemed to be a reference to this Agreement, as appropriate.

     Accordingly, FTX, FCX, the Partnership, the Banks and the Agents agree as follows:


                          ARTICLE I

                         Definitions

     SECTION 1.1. Definitions. As used in this Agreement, the following terms have the meanings indicated (any term defined in this Article I or elsewhere in this Agreement in the singular and used in this Agreement in the plural shall include the plural, and vice versa):

     "Administrative Questionnaire" means an Administrative
Questionnaire in the form of Exhibit C.

     "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Administrative Services Agreement" means the
Administrative Services Agreement dated as of June 11, 1992, between FTX and the Company, in the form provided prior to the date hereof by FTX to the Banks.

     "Alternate Base Rate" means for any day, a rate per annum (rounded upwards, if not already a whole multiple of 1/100 of 1%, to the next higher 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day,
(b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in the City of New York; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Base CD Rate" means the sum of (x) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (y) the Assessment Rate. "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

     "Applicable LIBO Rate" means on a per annum basis, in respect of any LIBO Rate Loan, for each day during the Interest Period for such Loan, the sum of (i) the LIBO Rate as determined by the Administrative Agent plus (ii) the Applicable Margin.

     "Applicable Margin" means, with respect to any Loan, the applicable percentage set forth on Schedule I hereto.

          "Applicable Percentage" of any Bank means the percentage set opposite such Bank's name on Schedule II hereto, as modified from time to time as provided hereby.

     "Applicable Reference Rate" means on a per annum basis in respect of any Reference Rate Loan, for any day, the sum of the Alternate Base Rate plus the Applicable Margin.

     "Assessment Rate" means, with respect to each day during an Interest Period, the annual rate (rounded upwards, if not already a whole multiple of 1/100 of l%, to the next highest whole multiple of 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by Chemical to the Federal Deposit Insurance Corporation or any successor ("FDIC") for the FDIC's insuring time deposits made in Dollars at offices of Chemical in the United States.

     "Assignment and Acceptance Effective Date" has the meaning assigned to such term in each Assignment and Accep-tance.

     "Bank" means each bank signatory hereto and its successors and permitted assigns under Section 9.3.

     "Board" means the Board of Governors of the Federal
Reserve System of the United States.

     "Borrowing" shall mean a group of Loans of a single
Type made by the Banks on a single date and as to which a single Interest Period is in effect.

     "Borrowing Date" means, with respect to any Loan, the date on which such Loan is disbursed.

     "Burke Parties" means, collectively, Burke Oil Co. (formerly Pel-Tex Oil Company, Inc.), Chenier Oil Company, Inc., Burke and Pel-Tex Oil Company, Inc., doing business as Burmont Company, Earl P. Burke, Jr. and Fay Stouder Burke, as assignors of the Pel-Tex Agreements to the Pel-Tex Lenders.

     "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a LIBO Rate Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

     "Capitalized Lease Obligation" means the obligation of any Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligation is, or in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) is required to be, classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and for purposes of this Agreement the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     A "Change in Control" shall be deemed to have occurred if FTX shall for any reason cease to be the sole managing general partner of the Partnership or the functions of FTX as the managing general partner of the Partnership shall generally be carried out for any reason by any person other than FTX; provided that no Change in Control shall be deemed to have occurred if any subsidiary of FTX designated by FTX to discharge the duties of FTX as the managing general partner of the Partnership shall carry out the functions of FTX as managing general partner of the Partnership.

     "Circle C Property" has the meaning assigned such term in Section 4.2(g)(ii).

     "Circle C Subsidiary" has the meaning assigned such term in Section 4.2(g)(ii).

     "Closing Date" means the date of execution and delivery of this Agreement and the Promissory Notes.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral Agents" mean the FM Collateral Agent, the
FCX Collateral Agent and the FTX Collateral Agent.

     "Commitment" means, with respect to each Bank, the Commitment of such Bank hereunder to make revolving loans as set forth on Schedule II hereto, or in the Assignment and Acceptance pursuant to which such Bank assumed its Commitment, as the same may be permanently terminated or reduced from time to time pursuant to Section 2.7 and pursuant to assignments by such Bank pursuant to
Section 9.3. The Commitment of each Bank shall automatically and permanently terminate on the Maturity Date.

     "Commitment Fee" has the meaning assigned to such term in Section 2.6(a).

     "Commitment Termination Date" has the meaning assigned to such term in Section 2.6(a).

     "Commitment Transfer Supplement" means a Commitment
Transfer Supplement entered into by a Bank and an assignee, and accepted by the Administrative Agent, in the form of Exhibit D or such other form as shall be approved by the Administrative Agent.

     "Company" means FM Properties Inc., a Delaware corporation, which holds directly and indirectly a 99.8% general partnership interest in the Partnership.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Credit Event" means the making of a Loan.

     "Default" means any event or condition which upon the giving of notice or lapse of time or both would become an Event of Default.

     "Distribution Agreement" means the Distribution
Agreement dated as of June 10, 1992, among FTX, the Company and the Partnership, in the form provided prior to the date hereof by FTX to the Banks.

     "Dollars" or "$" means United States Dollars.

     "Domestic Office" means, for any Bank, the Domestic
Office set forth for such Bank on the signature pages hereof, unless such Bank shall designate a different
Domestic Office by notice in writing to the Administrative
Agent and the Borrower.

     "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or as otherwise defined in any Environmental Law.

     "Environmental Claim" means any written notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or
(d) the violation of any Environmental Law or Environmental
Permit.

     "Environmental Law" means any and all applicable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986,
42 U.S.C. SECTION 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Amendments of 1984, 42 U.S.C. SECTION 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of
1977, 33 U.S.C. SECTION 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. SECTION 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. SECTION 2601 et seq., the Occupational Safety and Health Act of 1970, as amended,
29 U.S.C. SECTION 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. SECTION 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. SECTION 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. SECTION 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

     "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

     "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated), that together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (i) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code; (iii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived; (iv) the incurrence of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan, other than any liability for contributions not yet due or payment of premiums not yet due; (v) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and
(vii) any other similar event or condition with respect to a Plan or Multiemployer Plan that could reasonably result in liability of the Borrower.

     "Event of Default" means any Event of Default defined in Article VI.

     "Existing FM Credit Agreement" has the meaning assigned such term in Section 5.1(e).

     "FCX" means Freeport-McMoRan Copper & Gold Inc., a
Delaware corporation.

     "FCX Collateral Agent" means Chemical in its capacity as FCX Collateral Agent for the Lenders (as defined in the FCX Intercreditor Agreement) under the FCX Pledge
Agreements.

     "FCX Credit Agreement" means the $200,000,000 Credit
Agreement dated as of June 30, 1995, among FCX, FI, certain banks, Chemical Bank, as Administrative Agent and FCX
Collateral Agent, The Chase Manhattan Bank (National
Association), as Documentary Agent, and First Trust of New
York, National Association, as FI Trustee.

     "FCX Guaranty" means the FCX Guaranty Agreement dated as of June 30, 1995, by FCX of the Loans, the Pel-Tex Debt and the loans under the TCB Credit Agreement, substantially in the form of Exhibit L, as such agreement may be amended and in effect from time to time.

     "FCX Intercreditor Agreement" means the Intercreditor
Agreement in the form of Exhibit H to the FCX Credit
Agreement, as such Agreement may be amended and in effect from time to time.

     "FCX Pledge Agreements" means the pledge agreements in the forms of Exhibits E-1 and E-2 to the FCX Credit
Agreement, to be executed by FCX and delivered to the FCX
Collateral Agent, as such agreement may be amended and in effect from time to time.

     "Financial Officer" of any entity means the principal financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such entity; provided that the Financial Officers of FTX, as managing general partner of the Partnership, shall be deemed to be Financial
Officers of the Partnership.

     "FI" means P.T. Freeport Indonesia Company, a limited liability company organized under the laws of Indonesia and domesticated in Delaware.

     "Florida Joint Venture Agreement" means the Joint
Venture Agreement dated as of June 11, 1992, between IMC-
Agrico and the Partnership, in the form provided prior to the date hereof by FTX to the Banks.

     "FM Florida Properties Co." means FM Florida Properties
Co., a Delaware general partnership between the Partnership and IMC-Agrico, formed pursuant to the Florida Joint Venture
Agreement.

     "FM Intercreditor Agreement" means the Intercreditor
Agreement among FCX, FTX, the Administrative Agent and the
Pel-Tex Agent in the form of Exhibit I hereto, as such Agreement may be amended and in effect from time to time.

     "FRP" means Freeport-McMoRan Resource Partners, Limited
Partnership, a Delaware limited partnership.

     "FTX Collateral Agent" means Chemical in its capacity as FTX Collateral Agent for the Lenders (as defined in the FTX Intercreditor Agreement) under the FTX Security
Agreement.

     "FTX Credit Agreement" means the Credit Agreement dated as of June 30, 1995, among FTX, FRP, certain banks, Chemical
Bank, as Administrative Agent and FTX Collateral Agent, and
The Chase Manhattan Bank (National Association), as
Documentary Agent.

     "FTX/FMPO Credit Agreement" means the Credit Agreement dated as of the Funding Date, between FTX and the Company, in the form of Exhibit H hereto, as such agreement may be amended as permitted hereby and in effect from time to time.

     "FTX Guaranty" means the FTX Guaranty Agreement dated as of June 30, 1995, providing for the guarantee by FTX of the Loans, the Pel-Tex Debt and the loans under the TCB Credit Agreement, substantially in the form of Exhibit K, as such agreement may be amended and in effect from time to time.

     "FTX Intercreditor Agreement" means the Intercreditor
Agreement entered into as of June 11, 1992, as amended and restated in its entirety as of June 1, 1993, and as of the Funding Date in the form attached to the FTX Credit
Agreement as Exhibit G, among the Administrative Agent on behalf of the Banks, the FTX Agent on behalf of the FTX
Lenders, the Pel-Tex Agent on behalf of the Pel-Tex Lenders
(each as defined therein), TCB and Chemical, as FTX
Collateral Agent, as such agreement may be further amended and in effect from time to time.

     "FTX Term Loan" has the meaning assigned such term in the last clause of Section 4.2(g).

     "FTX Security Agreement" means the security agreement in the form of Exhibit F to the FTX Credit Agreement, executed by FTX and delivered to the FTX Collateral Agent as such agreement may be amended and in effect from time to time.

     "Funding Date" means the first date on which the conditions to borrowing set forth in Article V have been satisfied.

     "GAAP" has the meaning assigned to such term in
Section 1.2.

     "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Governmental Rule" means any statute, law, treaty, rule, code, ordinance, regulation, permit, certificate or order of any Governmental Authority or any judgment, decree, injunction, writ, order or like action of any court, arbitrator or other judicial or quasijudicial tribunal.

     "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any agreement or obligation (i) to pay dividends or other distributions upon the stock of such other Person, or any obligation of such other Person, direct or indirect, (ii) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Indebtedness, obligation, dividend or distribution, (iii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation or the holder of such stock of the payment of such Indebtedness, obligation, dividend or distribution including, without limitation, any take-or-pay contract or agreement to buy a minimum amount or quantity of production or to provide an operating subsidy which, in each case, is utilized for a third party financing, or (iv) to maintain working capital, equity capital or any other financial statement condition of the primary obligor, so as to enable the primary obligor to pay such Indebtedness, obligation, dividend or distribution; provided, however, that the term Guarantee shall not include any endorsement for collection or deposit in the ordinary course of business.

     "Guaranties" shall mean the FCX Guaranty and the FTX
Guaranty.

     "Hazardous Materials" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedge Agreement" means any interest rate, currency or commodity swap, cap, floor or collar agreement or similar hedging arrangement providing for the transfer or mitigation of interest rate, commodity price or currency value or exchange rate risks, either generally or under specific contingencies.

     "IMC-Agrico" means the general partnership formed pursuant to the IMC-Agrico Partnership Agreement.

     "IMC-Agrico Partnership Agreement" means the Amended and Restated Partnership Agreement dated as of July 1, 1993, by and among Agrico LP, a Delaware limited partnership, IMC-Agrico GP Company, a Delaware corporation, IMC-Agrico MP Inc., a Delaware corporation, as amended and in effect from time to time as permitted by Section 5.2(r) of the FTX Credit Agreement as incorporated herein by reference.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person for the unearned balance of any payment received under any contract outstanding for 180 days, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business so long as the same are not 180 days overdue or, if overdue, are being contested in good faith and by appropriate proceedings), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capitalized Lease Obligations of such Person, (i) all recourse obligations of such Person with respect to sales of accounts receivable which would be shown under GAAP on the balance sheet of such Person as a liability, (j) all obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of bankers' acceptances and letters of credit Guaranteeing Indebtedness and (k) all non-contingent obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of letters of credit other than those referred to in clause (j) above.
The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner but shall exclude obligations under leases which are characterized as Operating Leases.

     "Intercreditor Documents" means the FM Intercreditor
Agreement, the FTX Intercreditor Agreement and the FCX
Intercreditor Agreement.

     "Interest Payment Date" means (i) as to any Reference Rate Loan, the next succeeding March 31, June 30,
September 30 or December 31 (subject to Section 2.16), or if earlier, the Maturity Date, and (ii) as to any LIBO Rate Loan, the last day of the Interest Period applicable to such Loan (and, in the case of any Interest Period of more than three months' duration, the date that would be the last day of such Interest Period if such Interest Period were of three months' duration) and the date of any continuation or conversion of such Loan as or into a Loan of the same or a different type.

     "Interest Period" means (i) as to any LIBO Rate Loan, the period commencing on the date of such LIBO Rate Loan or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and (ii) as to any Reference Rate Loan, the period commencing on the date of such Reference Rate Loan or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the earliest of (x) the next succeeding
March 31, June 30, September 30 or December 31, (y) the Maturity Date and (z) the date such Loan is prepaid or converted as permitted hereby; provided, however, that
(1) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to LIBO Rate Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (2) no Interest Period with respect to any Loan shall end later than the Maturity Date and (3) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "Key Assets" means the properties and assets of the Borrower shown on Schedule III.

     "LIBO Rate" means, with respect to any LIBO Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if not already a whole multiple of 1/100 of 1%, to the next higher 1/100 of 1%) equal to the arithmetic average of the respective rates per annum at which Dollar deposits approximately equal in principal amount to Chemical's portions of such LIBO Rate Loan and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the principal London offices of Chemical's in the London Interbank Market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "LIBO Rate Loan" means any Loan for which interest is determined, in accordance with the provisions hereof, at the Applicable LIBO Rate.

     "LIBOR Office" means, for any Bank, the LIBOR Office set forth for such Bank on the signature pages hereof or as otherwise notified in writing to the Administrative Agent and the Borrower, unless such Bank shall designate a different LIBOR Office by notice in writing to the Administrative Agent and the Borrower.

     "Lien" means with respect to any asset, (a) a mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset,
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) other encumbrances of any kind, including, without limitation, production payment obligations.

     "Loans" means the revolving loans made by the Banks to the Borrower pursuant to Section 2.1. Each Loan shall be either a LIBO Rate Loan or a Reference Rate Loan.

     "Loan Documents" means this Agreement, the Promissory
Notes, the FCX Guaranty, the FTX Guaranty, the
Intercreditor Agreements, the Security Agreements and all other agreements, certificates and instruments now or hereafter entered into in connection with any of the foregoing, in each case as amended and modified from time to time.

     "Loan Exposure" means the aggregate amount of unpaid principal of all Loans made by the Banks.

     "Margin Stock" has the meaning assigned to such term in Regulation U.

     "Material Adverse Effect" means (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of a Guarantor or the Borrower and the Subsidiaries taken as a whole, (b) material impairment of the ability of a Guarantor or the Borrower or any of the Subsidiaries to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Banks under any Loan Document.

     "Material Agreements" means the Distribution Agreement, the Partnership Agreement, the Administrative Services
Agreement, the FRP Joint Venture Agreement, the
Reimbursement Agreement and the FTX/FMPO Credit Agreement.

     "Maturity Date" means the second anniversary of the Closing Date, or, if earlier, the date of termination of the Commitments pursuant to the terms hereof.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Net Proceeds" shall mean in connection with any permitted asset sale, the proceeds thereof (including any condemnation award and any payment or settlement of a casualty insurance claim not used to restore the related property) in the form of cash or cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of the following, without duplication: (i) customary and reasonable attorneys' fees, accountants' fees, investment banking fees, brokerage commissions, all closing costs, and other customary fees and expenses actually incurred in connection therewith as transaction costs, and bona fide reserves and deposits, and
(ii) any taxes paid or reasonably estimated to be payable solely in respect of such permitted asset sale as a result thereof by the owner of such asset (after taking into account any available tax credits or deductions).

     "1994 FCX Form 10-K" means the Annual Report on Form
10-K of FCX for the year ended December 31, 1994.

     "1994 FM Form 10-K" means the Annual Report on Form 10-
K of the Company for the year ended December 31, 1994.

     "1994 FTX Form 10-K" means the Annual Report on
Form 10-K of FTX for the year ended December 31, 1994.

     "Operating Lease" means any lease other than a lease giving rise to a Capitalized Lease Obligation.

     "Partnership Agreement" means the Amended and Restated
Agreement of General Partnership dated as of June 11, 1992, among FTX, the Company and FMOP Sub Inc., in the form provided prior to the date hereof by FTX to the Banks.

     "Partnership Obligations" means the principal and interest on each Loan and all other amounts payable by the Borrower hereunder and under the other Loan Documents, including fees, indemnities and reimbursement of costs and expenses.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Pel-Tex Agent" means Hibernia National Bank, as Agent for the Pel-Tex Banks.

     "Pel-Tex Agreements" means the Note Agreement and related documents dated as of December 31, 1985, as amended and restated and in effect from time to time, between the Partnership (as ultimate successor to FMP Operating Company) and the Pel-Tex Banks (as successor to the Burke Parties).

     "Pel-Tex Bank Agreement" means the Credit Agreement dated as of December 31, 1985, as amended and in effect from time to time, among the Burke Parties, the Pel-Tex Banks and Pel-Tex Agent.

     "Pel-Tex Banks" means, collectively, the banks which were parties to the Pel-Tex Bank Agreement and, in connection with satisfaction on the Burke Parties of the Pel-Tex Bank Agreement, became the successors to the Burke Parties under the Pel-Tex Agreements (and the successors and assigns of such Banks).

     "Pel-Tex Debt" means the Indebtedness permitted by
Section 4.2(g)(i).

     "Pel-Tex Lenders" means, collectively, the Pel-Tex
Banks and the Pel-Tex Agent.

     "Pel-Tex Obligations" means, without duplication, all amounts owing by, and all other obligations (including without limitation in respect of fees, indemnities and reim-bursement of costs or expenses), whether direct or contin-gent, now or hereafter existing, due or to become due, mone-tary or otherwise, of the Partnership to the Pel-Tex Lenders in connection with the Pel-Tex Agreements.

     "Permitted Investments means:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, in each case maturing within 90 days from the date of acquisition thereof;

     (b) investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, an A-1 credit rating from Standard & Poor's Corporation or a P-1 credit rating from Moody's Investors Service, Inc.;

     (c) investments in certificates of deposit, banker's acceptances and time deposits (onshore or offshore) maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank, foreign or domestic, having a short-term deposit rating issued by Moody's Investor Service, Inc. of P-1;

     (d) investments in readily marketable money market funds having assets in excess of $1,000,000,000, which assets have an average life of less than one year; and

     (e) other investment instruments approved in writing by the Required Banks.

     "Permitted Swap" means any Hedge Agreement between the Partnership or any Subsidiary and any Bank or its affiliates that shall not require the payment of any up-front fee or other up-front amount or any advance payment (including such a payment in lieu of periodic payments of amounts accrued during any period).
     "Person" means any natural person, corporation, partnership, joint venture, trust, incorporated or unincorporated association, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Promissory Note" means a promissory note of the Borrower, substantially in the form of Exhibit A, as applicable, evidencing the Loans.
     "Promissory Notes" means the promissory notes of the Borrower referred to in Section 2.4.

     "Property" has the meaning assigned such term in
Section 3.1(k).

     "Reimbursement Agreement" means the Reimbursement
Agreement between the Partnership and FTX and FCX in the form of Exhibit J hereto as such agreement may be amended as permitted hereby and in effect from time to time.

     "Reference Rate Loan" means any Loan for which interest is determined, in accordance with the provisions hereof, at the Applicable Reference Rate.
     "Register" has the meaning assigned such term in
Section 9.3(d).

     "Regulation D" means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation G" means Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings andinterpretations thereunder or thereof.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

     "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and
(b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or
(iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

     "Required Banks" means, subject to Section 9.7(b), at any time Banks having Commitments representing at least 66-
2/3% of the aggregate Commitments hereunder or, if the Commitments have been terminated, Banks having outstanding
Loans representing at least 66-2/3% of the aggregate principal amount of the outstanding Loans.

     "Responsible Officer" of any entity means any executive officer or Financial Officer of such entity and any other officer or similar official thereof responsible for the administration of the obligations of such entity in respect of this Agreement; provided that the Responsible Officers of FTX, as managing general partner of the Partnership, shall be deemed to be Responsible Officers of the Partnership.

     "Restricted Subsidiary" has the meaning assigned to such term in the FTX Credit Agreement or the FCX Credit
Agreement, as applicable.

     "Restructuring" means the transactions between FTX and FCX (on the one hand) and RTZ, RTZ Indonesia and RTZ America (on the other hand) pursuant to the Stock Purchase Agreement, and the distribution on a generally tax free basis (subject to exceptions approved by the Administrative Agent and the Documentary Agent) by FTX to its shareholders of the shares of FCX, thereby leaving FTX as a holding company for FRP and leaving FCX as the publicly held holding company for FI, together with arrangements required by or effectuated in connection with such distribution with respect to existing contractual agreements and indebtedness of FTX, FRP, FCX and FI, all on terms substantially the same as those set forth in Schedule XI to the FTX Credit Agreement or otherwise satisfactory to the Required Banks (including all tax, accounting, corporate and partnership matters).

     "RTZ" means the RTZ Corporation PLC, a company organized under the laws of England.

     "RTZ America" means RTZ America, Inc., a Delaware corporation and a wholly owned subsidiary of RTZ.

     "RTZ Indonesia" means RTZ Indonesia Limited, a company organized under the laws of England and a wholly owned subsidiary of RTZ.

     "SEC" means the Securities and Exchange Commission.
     "Security Agreements" means, collectively, the FCX
Pledge Agreements and the FTX Security Agreement.

     "Specified Entities" means FTX, FCX, the Company, the
Restricted Subsidiaries of FTX and FCX, the Partnership and the Subsidiaries.

     "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Bank (including any branch, Affiliate, or other funding office making or holding a Loan) is subject (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to the applicable Interest Period, and (b) with respect to the LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subordination Terms" means the form of subordination terms set forth as Exhibit E hereto.

     "subsidiary" means, with respect to any Person, any corporation at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more other subsidiaries of such Person and any partnership (other than joint ventures for which the intention under the applicable agreements, including operating agreements, if any, is that such joint ventures be partnerships solely for purposes of the Code) in which such person or a subsidiary of such person is a general partner.

     "Subsidiary" means any subsidiary of the Partnership.

     "TCB" means Texas Commerce Bank National Association, a national banking association (and its successors and assigns).

     "TCB Borrower" means the borrower under the TCB Credit
Agreement.
     "TCB Borrower Properties" means the Mortgaged Property described in (and as defined in) the TCB Deed of Trust.

     "TCB Collateral" means all of the TCB Borrower's properties or assets, now owned or hereafter acquired, including without limitation the TCB Borrower Properties.

     "TCB Credit Agreement" means the Credit Agreement dated as of February 6, 1992, as amended to the date hereof and as further amended and in effect from time to time, between the TCB Borrower and TCB.

     "TCB Deed of Trust" means the Deed of Trust (with security agreement and financing statement) recorded in Volume 11620, Page 1213 of the real property records of Travis County, Texas, and in the official public records of Hays County, Texas.

     "Threshold Amount" means, with respect to FTX, FCX and/or their Restricted Subsidiaries, $10,000,000, and, with respect to the Partnership or any Subsidiary, $5,000,000.

     "Total Commitment" means the sum of all the then effective Commitments.

     "Transfer" means the transfer by FTX to the Partnership of certain oil, gas and real estate assets, pursuant to and in accordance with the Distribution Agreement, all as described in the Form 10.

     "Transfer Effective Date" has the meaning assigned to such term in each Commitment Transfer Supplement.
     "Transferee" means any Participant or Purchasing Bank, as such terms are defined in Section 9.3.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.2. Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given it under United States generally accepted accounting principles in effect from time to time (with such changes thereto as are approved or concurred in from time to time by the Partnership's or FTX's independent public accountants, as applicable) applied on a basis consistent with those used in preparing the financial statements referred to in Section 5.1(a) of the FTX Credit Agreement ("GAAP"); provided, however, that each reference in Section 5.2, or in the definition of any term used in
Section 5.2, to GAAP shall mean generally accepted accounting principles as in effect on the Closing Date and as applied by FTX in preparing the financial statements referred to in Section 3.1(e). In the event any change in GAAP materially affects any provision of this Agreement, the Banks and the Borrower agree that they shall negotiate in good faith in order to amend the affected provisions in such a way as will restore the parties to their respective positions prior to such change, and until such amendment becomes effective the Borrower's compliance with such provisions shall be determined on the basis of GAAP as in effect immediately before such change in GAAP became effective.
     SECTION 1.3. Section, Article, Exhibit and Schedule References, etc. Unless otherwise stated, Section, Article, Exhibit and Schedule references made herein are to Sections, Articles, Exhibits or Schedules, as the case may be, of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.

     SECTION 1.4. Incorporated Agreements and Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the FTX Credit Agreement or the FCX Credit Agreement, as applicable, and the definitions of such terms, and of any other terms included in such definitions are hereby incorporated by reference into this Agreement (but only for the purpose of ascertaining the meanings of such incorporated definitions). For purposes of such incorporation by reference, the FTX Credit Agreement and the FCX Credit Agreement shall automatically mean such agreements in the form modified or amended from time to time, without the necessity of any further action or approval pursuant to this Agreement. If either the FCX Credit Agreement or the FTX Credit Agreement shall be terminated, for purposes of this Agreement, the provisions of the terminated agreement incorporated herein shall be deemed to be those as in effect immediately prior to such termination.


                         ARTICLE II

                          The Loans
     SECTION 2.1. Revolving Credit Facility. Upon the terms and subject to the conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make Loans to the Borrower, at any time and from time to time on or after the Funding Date, and until the earlier of the Maturity Date and the termination of the Commitment of such Bank in accordance with the terms hereof, in an aggregate principal amount not to exceed such Bank's Applicable Percentage of the then effective unused Total Commitment on the Borrowing Date for such Loan. Within the foregoing limits, the Borrower may borrow, repay and reborrow, prior to the Maturity Date, Loans subject to the terms, provisions and limitations set forth herein.
     SECTION 2.2. Loans. (a) The Loans made by the Banks to the Borrower on any one date shall be in an aggregate principal amount which is (i) an integral multiple of $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments. The Loans by each Bank to the Borrower made on and after the Funding Date shall be made against an appropriate Promissory Note, payable to the order of such Bank in the amount of its Commitment, executed by the Borrower and delivered to such Bank on the Closing Date, as referred to in Section 2.4.

     (b) Each Loan shall be either a Reference Rate Loan or a LIBO Rate Loan as the Borrower may request pursuant to
Section 2.3. Subject to the provisions of Sections 2.3 and 2.10, Loans of more than one type may be outstanding at the same time.
     (c) Each Bank shall make its portion, as determined under Section 2.14, of each Loan hereunder on the proposed date thereof by paying the amount required to the Administrative Agent in New York, New York in immediately available funds not later than 2:00 p.m., New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if Loans shall not be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Banks. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Loan that such Bank will not make available to the Administrative Agent such Bank's portion of such Loan, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Loan in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then to the extent that such Bank shall not have made such portion available to the Administrative Agent, such Bank and the Borrower severally agree to repay without duplication to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at an interest rate equal to (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such borrowing and (ii) in the case of such Bank, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan for purposes of this Agreement.

     SECTION 2.3. Notice of Loans. (a) In order to request a Loan, the Borrower shall give the Administrative Agent irrevocable telephonic (promptly confirmed in writing), written, telecopy or telex notice in the form of Exhibit B with respect to each Loan (i) in the case of a LIBO Rate Loan, not later than 10:30 a.m., New York City time, three Business Days before a proposed borrowing, and
(ii) in the case of a Reference Rate Loan, not later than 10:30 a.m., New York City time, on the date of a proposed borrowing. Such notice shall be irrevocable (except that in the case of a LIBO Rate Loan, the Borrower may, subject to
Section 2.13, revoke such notice by giving written or telex notice thereof to the Administrative Agent not later than 10:30 a.m., New York City time, two Business Days before such proposed borrowing) and shall in each case refer to this Agreement and specify (1) whether the Loan then being requested is to be a Reference Rate Loan or LIBO Rate Loan,
(2) the date of such Loan (which shall be a Business Day) and amount thereof, and (3) if such Loan is to be a LIBO Rate Loan, the Interest Period or Interest Periods (which shall not end after the Maturity Date) with respect thereto. If no election as to the type of Loan is specified in any such notice by the Borrower, such Loan shall be a Reference Rate Loan. If no Interest Period with respect to any LIBO Rate Loan is specified in any such notice by the Borrower, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the other Banks of any notice given by the Borrower pursuant to this Section 2.3(a) and of each Bank's portion of the requested Loan.
     (b) The Borrower may continue or convert all or any part of any Loan as or into a Loan of the same or a different type in accordance with Section 2.10 and subject to the limitations set forth herein. If the Borrower shall not have delivered a borrowing notice in accordance with this Section 2.3 prior to the end of the Interest Period then in effect for any Loan of the Borrower requesting that such Loan be converted or continued as permitted hereby, then the Borrower shall (unless the Borrower has notified the Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Loan is to be repaid at the end of such Interest Period) be deemed to have delivered a borrowing notice pursuant to Section 2.3 requesting that such Loan be converted into or continued as a Reference Rate Loan of equivalent amount.

     (c) Notwithstanding any provision to the contrary in this Agreement, the Borrower shall not in any borrowing notice under this Section 2.3 request any LIBO Rate Loan which, if made, would result in more than 8 separate LIBO
Rate Loans of any Bank. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

     SECTION 2.4. Promissory Notes. (a) The Loans made by each Bank to the Borrower shall be evidenced by a Promissory Note duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A, payable to the order of such Bank in a principal amount equal to its Commitment. The outstanding principal balance of each Loan, as evidenced by such Promissory Note, shall be payable on the Maturity Date. Each Promissory Note shall bear interest from the date of the first borrowing hereunder on the outstanding principal balance thereof, as provided in Section 2.5.

     (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the Promissory Note delivered by the Borrower to such Bank (or on a continuation of such schedule attached to such Promissory Note and made a part thereof), or otherwise record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan from such Bank to the Borrower, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any Bank to make such a notation or any error in such a notation shall not affect the obligation of the Borrower to repay the Loans made by such Bank in accordance with the terms of this Agreement and such Promissory Note.

     (c) The Administrative Agent shall maintain accounts for (i) the type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Bank's share thereof.
     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.4 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

     SECTION 2.5.  Interest on Loans.  (a)  Subject to the
provisions of Section 2.8, each Reference Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate, and over a year of 360 days at all other times), equal to the Applicable Reference Rate.

     (b) Subject to the provisions of Section 2.8, each Loan which is a LIBO Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Applicable LIBO Rate for the Interest Period in effect for such Loan.

     (c) Interest on each Loan shall be payable on each applicable Interest Payment Date. The Applicable Reference Rate and the Applicable LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the Borrower and each Bank of such determination.

     SECTION 2.6. Fees. (a) The Borrower shall pay each Bank, through the Administrative Agent, on the last Business Day of each March, June, September and December, and on the date on which the Commitment of such Lender shall be terminated as provided herein (the "Commitment Termination Date"), in immediately available funds, a commitment fee (a "Commitment Fee") from and including the Closing Date through and including the Commitment Termination Date on the average daily amount of such Bank's Applicable Percentage of the unused Total Commitment during the quarter (or shorter period commencing with the earlier of June 30, 1995, and the Funding Date or ending with the Commitment Termination Date) ending on such date equal to the applicable Commitment Fee Percentage set forth in Schedule I hereto.

     (b) All Commitment Fees under this Section 2.6 shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.
The Commitment Fees due to each Bank shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Bank pursuant to Section 2.7.

     (c)  The Borrower agrees to pay to the Administrative
Agent, for its own account, on the Closing Date and on each anniversary thereof, an administration fee (the
"Administrative Fee") as agreed between the Borrower and the Administrative Agent.

     (d) All such fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Banks. Once paid, all such fees shall be fully earned under any and all circumstances.

     SECTION 2.7.  Maturity and Reduction of Commitments.
(a) Upon at least five days' prior written, telecopied or telex notice to the Administrative Agent, the Borrower may without penalty at any time in whole permanently terminate, or from time to time permanently reduce, the Total
Commitment, ratably among the Banks in accordance with the amounts of their respective Commitments; provided, however, that each partial reduction of the Commitment Amount shall be in a minimum principal amount of $1,000,000 and an integral multiple of $1,000,000; provided further that the Total Commitment may not be reduced to an amount which is less than the aggregate principal amount of all Loans outstanding after such reduction.

     (b) The Total Commitment shall be automatically and permanently reduced by an amount equal to 50% of the Net Proceeds of any Key Asset sale. The Total Commitment shall also be automatically and permanently reduced by an amount equal to such portion of the proceeds of any equity issuance (other than pursuant to employee option plans and similar arrangements) by the Borrower and the Subsidiaries to any Person other than the Borrower and the Subsidiaries. The Commitment reductions required by this Section 2.7(b) shall be effective as of the date of closing or effectiveness of any transaction subject hereto; provided that with respect to any non-cash Net Proceeds, such Commitment reductions shall be effective as of the date of receipt of cash proceeds thereof.

     (c) On the Maturity Date, the Commitments shall automatically terminate and any outstanding Loans shall be due and payable in full.

     SECTION 2.8. Interest on Overdue Amounts; Alternative Rate of Interest. (a) If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any other Loan Document, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment):

     (i) in the case of the payment of principal of or interest on a LIBO Rate Loan, at a rate 2% above the rate which would otherwise be payable under Section 2.5(b) until the last date of the Interest Period then in effect with respect to such Loan and thereafter as provided in clause (ii) below; and

         (ii) in the case of the payment of principal of or interest on a Reference Rate Loan or any other amount payable hereunder (other than principal of or interest on any LIBO Rate Loan to the extent referred to in clause (i) above), at a rate 2% above the Applicable Reference Rate.
     (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBO Rate Loan the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that (i) Dollar deposits in the requested principal amount of such LIBO Rate Loan are not generally available in the London Interbank Market, (ii) the rates at which Dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining such LIBO Rate Loan during such Interest Period or
(iii) reasonable means do not exist for ascertaining the Applicable LIBO Rate, the Administrative Agent shall as soon as practicable thereafter give written, telecopied or telex notice of such determination to the Borrower and the other Banks, and any request by the Borrower for the making of a LIBO Rate Loan pursuant to Section 2.3 or 2.10 shall, until the Administrative Agent shall have advised the Borrower and the Banks that the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Reference Rate Loan; provided, however, that if the Administrative Agent makes the determination specified in (ii) above, at the option of the Borrower such request shall be deemed to be a request for a Reference Rate Loan only from such Bank referred to in (ii) above; provided further, however, that such option shall not be available to the Borrower if the Administrative Agent makes the determination specified in
(ii) above with respect to three or more Banks. Each determination of the Administrative Agent hereunder shall be conclusive absent manifest error.

     SECTION 2.9. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any of its Loans, in whole or in part, subject to the requirements of Section 2.13 but otherwise without premium or penalty, upon prior written or telex notice to the Administrative Agent by 10:30 a.m., New York City time, on the date of such prepayment; provided, however, that each such partial prepayment shall be in a minimum amount of $1,000,000 and an integral multiple of $1,000,000.

     (b)  In the event of any termination of the
Commitments, the Borrower shall repay or prepay all its outstanding Loans on the date of such termination. On the date of any partial reduction of the Commitments pursuant to
Section 2.7, including as required by Section 2.7(b), the Borrower shall pay or prepay so much of their respective
Loans as shall be necessary in order that the aggregate principal amount of the Loans (after giving effect to any other prepayment of Loans on such date) outstanding will not exceed the Total Commitment immediately following suchreduction.

     (c) All prepayments under this Section 2.9 shall be subject to Section 2.13. Each notice of prepayment delivered pursuant to paragraph (a) above shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower upon giving such notice to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be applied first to Reference Rate Loans and then to LIBO Rate Loans and shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Any amounts prepaid may be reborrowed to the extent permitted by the terms of this Agreement.

     SECTION 2.10. Continuation and Conversion of Loans. The Borrower shall have the right, subject to the provisions of Section 2.8, (i) on three Business Days' prior irrevocable notice by the Borrower to the Administrative Agent, to continue or convert any type of Loans as or into LIBO Rate Loans, or (ii) with irrevocable notice by the Borrower to the Administrative Agent by 10:30 a.m. on the date of such proposed continuation or conversion, to continue or convert any type of Loans as or into Reference Rate Loans, in each case subject to the following further conditions:

     (a) each continuation or conversion shall be made pro rata as to each type of Loan to be continued or converted among the Banks in accordance with the respective amounts of their commitments and the notice given to the Administrative Agent by the Borrower shall specify the aggregate principal amount of Loans to be continued or converted;

     (b) in the case of a continuation or conversion of less than all Loans, the Loans continued or converted shall be in a minimum aggregate principal amount of $3,000,000 and an integral multiple of $1,000,000;

     (c) accrued interest on each Loan (or portion thereof) being continued or converted shall be paid by the Borrower at the time of continuation or conversion;

     (d) the Interest Period with respect to any Loan made in respect of a continuation or conversion thereof shall commence on the date of the continuation or conversion;

     (e) any portion of a Loan maturing or required to be prepaid in less than one month may not be continued as or converted into a LIBO Rate Loan;

     (f) a LIBO Rate Loan may be continued or converted on the last day of the applicable Interest Period and, subject to Section 2.13, on any other day;

     (g) no Loan (or portion thereof) may be continued as or converted into a LIBO Rate Loan if, after such continuation or conversion, an aggregate of more than 8 separate LIBO Rate Loans of any Bank would result, determined as set forth in Section 2.3(c);

     (h) no Loan shall be continued or converted if such Loan by any Bank would be greater than the amount by which its Commitment exceeds the amount of its other Loans at the time outstanding or if such Loan would not comply with the other provisions of this Agreement; and
     (i) any portion of a LIBO Rate Loan which cannot be converted into or continued as a LIBO Rate Loan by reason of clause (e) or (g) above shall be automatically converted at the end of the Interest Period in effect for such Loan into a Reference Rate Loan.

The Administrative Agent shall communicate the information contained in each irrevocable notice delivered by the Borrower pursuant to this Section 2.10 to the other Banks promptly after its receipt of the same.

     The Interest Period applicable to any LIBO Rate Loan resulting from a continuation or conversion shall be specified by the Borrower in the irrevocable notice of continuation or conversion delivered pursuant to this
Section 2.10; provided, however, that if no such Interest Period for a LIBO Rate Loan shall be specified, the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     For purposes of this Section 2.10, notice received by the Administrative Agent from the Borrower after 10:30 a.m., New York time, on a Business Day shall be deemed to be received on the immediately succeeding Business Day.

     SECTION 2.11. Reserve Requirements; Change in Circumstances. (a) The Borrower shall pay to each Bank on the last day of each Interest Period for any LIBO Rate Loan so long as such Bank may be required to maintain reserves against Eurocurrency Liabilities as defined in Regulation D of the Board (or so long as such Bank may be required to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on any LIBO Rate Loan is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any LIBO Rate Loan) an additional amount (determined by such Bank and notified to the Borrower), equal to the product of the following for each affected LIBO Rate Loan for each day during such Interest Period:

     (i) the principal amount of such affected LIBO Rate
  Loan outstanding on such day; and

         (ii) the remainder of (x) the product of Statutory
  Reserves on such date times the Applicable LIBO Rate on such day minus (y) the Applicable LIBO Rate on such day;
  and

        (iii) 1/360.
Each Bank shall separately bill the Borrower directly for all amounts claimed pursuant to this Section 2.11(a).

     (b) Notwithstanding any other provision herein, if after the Closing Date any change in condition or applicable law or regulation or in the interpretation or administration thereof (whether or not having the force of law and including, without limitation, Regulation D of the Board) by any Governmental Authority charged with the administration or interpretation thereof shall occur which shall:

     (i) subject any Bank (which shall for the purpose of this Section include any assignee or lending office of any
  Bank) to any tax of any kind whatsoever with respect to its LIBO Rate Loans or other fees or amounts payable hereunder or change the basis of taxation of any of the foregoing (other than taxes (including Non-Excluded Taxes) described in Section 2.17 and other than any franchise tax or tax or other similar governmental charges, fees or assessments based on the overall net income of such Bank by the U.S. Federal government or by any jurisdiction in which such Bank maintains an office, unless the presence of such office is solely attributable to the enforcement of any rights hereunder or under any Security Agreement with respect to an Event of Default);

         (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Bank;

        (iii) impose on any such Bank or the London Interbank
  Market any other condition affecting this Agreement or LIBO Rate Loans made by such Bank; or

         (iv) impose upon any Bank any other condition with respect to any amount paid or to be paid by any Bank with respect to its LIBO Rate Loans or this Agreement;

and the result of any of the foregoing shall be to increase the cost to any Bank of making or maintaining its LIBO Rate Loans or Commitment hereunder, or to reduce the amount of any sum (whether of principal, interest or otherwise) received or receivable by such Bank or to require such Bank to make any payment, in respect of any such Loan, in each case by or in an amount which such Bank in its sole judgment shall deem material, then the Borrower shall pay to such Bank on demand such an amount or amounts as will compensate the Bank for such additional cost, reduction or payment.
     (c) If any Bank shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted after the Closing Date regarding capital adequacy, or any change after the Closing Date in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration of any of the foregoing by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority made or issued after the Closing Date, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

     (d) If and on each occasion that a Bank makes a demand for compensation pursuant to paragraph (a), (b) or (c) above, or under Section 2.17 (it being understood that a Bank may be reimbursed for any specific amount under only one such paragraph or Section) the Borrower may, upon at least three Business Days' prior irrevocable written or telex notice to each of such Bank and the Administrative Agent, in whole permanently replace the Commitment of such Bank; provided that such notice must be given not later than the 90th day following the date of a demand for compensation made by such Bank; and provided that the Borrower shall replace such Commitment with the Commitment of a commercial bank satisfactory to the Administrative Agent. Such notice from the Borrower shall specify an effective date for the termination of such Bank's Commitment which date shall not be later than the 180th day after the date such notice is given. On the effective date of any termination of such Bank's Commitment pursuant to this clause (d), the Borrower shall pay to the Administrative Agent for the account of such Bank (A) any Commitment Fees on the amount of such Bank's Commitment so terminated accrued to the date of such termination, (B) the principal amount of any outstanding Loans held by such Bank plus accrued interest on such principal amount to the date of such termination and (C) the amount or amounts requested by such Bank pursuant to clause (a), (b) or (c) above or Section 2.17, as applicable. The Borrower will remain liable to such terminated Bank for any loss or expense that such Bank may sustain or incur as a consequence of such Bank's making any LIBO Rate Loan or any part thereof or the accrual of any interest on any such Loan in accordance with the provisions of this Section 2.11(d) as set forth in Section 2.13. Upon the effective date of termination of any Bank's Commitment pursuant to this
Section 2.11(d) such Bank shall cease to be a "Bank" hereunder; provided that no such termination of any such Bank's Commitment shall affect (i) any liability or obligation of the Borrower or any other Bank to such terminated Bank which accrued on or prior to the date of such termination or (ii) such terminated Bank's rights hereunder in respect of any such liability or obligation.

     (e) A certificate of a Bank (or Transferee) setting forth such amount or amounts as shall be necessary to compensate such Bank (or Transferee) as specified in paragraph (a), (b) or (c) (and in the case of paragraph (c), such Bank's holding company) above or Section 2.17, as the case may be, shall be delivered as soon as practicable to the Borrower, and in any event within 90 days of the change giving rise to such amount or amounts, and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate within 15 days after its receipt of the same. In preparing such a certificate, each Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable. The failure of any Bank (or Transferee) to give the required 90 day notice shall excuse the Borrower from their obligations to pay additional amounts pursuant to such Sections incurred for the period that is 90 days or more prior to the date such notice was required to be given.

     (f) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital within the 90 days required pursuant to Section 2.11(e) shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital for any period after the date that is 90 days prior to the date of the delivery of demand for compensation. The protection of this Section 2.11 shall be available to each Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have occurred or been imposed. The Borrower shall not be required to make any additional payment to any Bank pursuant to Section 2.11(a) or (b) in respect of any such cost, reduction or payment that could be avoided by such Bank in the exercise of reasonable diligence, including a change in the lending office of such Bank if possible without material cost to such Bank. Each Bank agrees that it will promptly notify the Borrower and the Administrative Agent of any event of which the responsible account officer shall have knowledge which would entitle such Bank to any additional payment pursuant to this Section 2.11. The Borrower agree to furnish promptly to the Administrative Agent official receipts evidencing any payment of any tax.

     SECTION 2.12. Change in Legality. (a) Notwith-standing anything to the contrary herein contained, if after the Closing Date any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any LIBO Rate Loan or to give effect to its obligations as contemplated hereby with respect to any LIBO Rate Loan, then, by written notice to the Borrower and to the Administrative Agent, such Bank may:

     (i) declare that LIBO Rate Loans will not thereafter
  (for the duration of such unlawfulness or impracticality) be made by such Bank hereunder, whereupon the Borrower shall be prohibited from requesting LIBO Rate Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

         (ii) require that all outstanding LIBO Rate Loans made by it be converted to Reference Rate Loans, in which event
  (A) all such LIBO Rate Loans shall be automatically converted to Reference Rate Loans as of the end of the applicable Interest Period, unless an earlier conversion date is legally required, (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBO Rate Loans shall instead be applied to repay the Reference Rate Loans resulting from the conversion of such LIBO Rate Loans and (C) the Reference Rate Loans resulting from the conversion of such LIBO Rate Loans shall be prepayable only at the times the converted LIBO Rate Loans would have been prepayable, notwithstanding the provisions of Section 2.9.

     (b) Before giving any notice to the Borrower and the Administrative Agent pursuant to this Section 2.12, such Bank shall designate a different LIBOR Office if such designation will avoid the need for giving such notice and will not in the judgment of such Bank, be otherwise disadvantageous to such Bank. For purposes ofSection 2.12(a), a notice to the Borrower by any Bank shall be effective on the date of receipt by the Borrower.

     SECTION 2.13. Indemnity. The Borrower shall indemnify each Bank against any funding, redeployment or similar loss or expense which such Bank may sustain or incur as a consequence of (a) any event, other than a default by such Bank in the performance of its obligations hereunder, which results in (i) such Bank receiving or being deemed to receive any amount on account of the principal of any LIBO Rate Loan prior to the end of the Interest Period in effect therefor (any of the events referred to in this clause (i) being called a "Breakage Event") or (ii) any Loan to be made by such Bank not being made after notice of such Loan shall have been given by the Borrower hereunder or (b) any default in the making of any payment or prepayment of any amount required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Bank, of (i) its cost of obtaining funds for the Loan which is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or which would have been in effect) for such Loan over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or converted or not borrowed, continued or converted by making a LIBO Rate Loan in such principal amount and with a maturity comparable to such period. A certificate of any Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

     SECTION 2.14. Pro Rata Treatment. Except as permitted under any of Sections 2.8(b), 2.11, 2.12, 2.13 or 2.17, each borrowing under each type of Loan, each payment or prepayment of principal of the Loans, each payment of interest on the Loans, each other reduction of the principal or interest outstanding under the Loans, however achieved, including by setoff by any Person, each payment of the Commitment Fees, each reduction of the Commitments and each conversion or continuation of Loans shall be allocated pro rata among the Banks in the proportions that their respective Commitments bear to the Total Commitment (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Bank agrees that in computing such Bank's portion of any borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such borrowing to the next higher or lower whole Dollar amount.

     SECTION 2.15. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means obtain payment (voluntary or involuntary) in respect of any Loan held by it as a result of which the unpaid principal portion of the Loans held by it shall be proportionately less than the unpaid principal portion of the Loans held by any other Bank (other than as permitted under any of Sections 2.8(b), 2.11, 2.12, 2.13 or 2.17), it shall be deemed to have simultaneously purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Loans held by such other Bank, so that the aggregate unpaid principal amount of the Loans and participation in Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans of the Borrower then outstanding as the principal amount of the Loans held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Loans of the Borrower outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. To the fullest extent permitted by applicable law, the Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower hereunder to such Bank as fully as if such Bank had made a Loan directly to the Borrower in the amount of such participation.

     SECTION 2.16. Payments. (a) Except as otherwise provided in this Agreement, all payments and prepayments to be made by the Borrower to the Banks hereunder, whether on account of Commitment Fees, payment of principal or interest on the Promissory Notes or other amounts at any time owing hereunder or under any other Loan Document, shall be made to the Administrative Agent at its office at 270 Park Avenue, New York, New York, for the account of the several Banks in immediately available funds. All such payments shall be made to the Administrative Agent as aforesaid not later than 10:30 a.m., New York City time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day.

     (b) As promptly as possible, but no later than 2:00 p.m., New York City time, on the date of each borrowing, each Bank participating in the Loans made on such date shall pay to the Administrative Agent such Bank's Applicable Percentage of such Loan plus, if such payment is received by the Administrative Agent after 2:00 p.m., New York City time, on the date of such borrowing, interest at a rate per annum equal to the rate in effect on such day, quoted by the Administrative Agent at its office at 270 Park Avenue, New York, New York, for the overnight "sale" to such Bank of Federal funds. At the time of, and by virtue of, such payment, such Bank shall be deemed to have made its Loan in the amount of such payment. The Administrative Agent agrees to pay any moneys, including such interest, so paid to it by the lending Banks promptly, but no later than 3:00 p.m., New York City time, on the date of such borrowing, to the Borrower in immediately available funds.

     (c)  If any payment of principal, interest, Commitment
Fee or any other amount payable to the Banks hereunder or under any Promissory Note shall fall due on a day that is not a Business Day, then (except in the case of payments of principal of or interest on LIBO Rate Loans, in which case such payment shall be made on the next preceding Business
Day if the next succeeding Business Day would fall in the next calendar month) such due date shall be extended to the next succeeding Business Day, and interest shall be payable on principal in respect of such extension.

     (d) Unless the Administrative Agent shall have been notified by the Borrower prior to the date on which any payment or prepayment is due hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment or prepayment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Bank on such date an amount equal to the portion of such assumed payment or prepayment such Bank is entitled to hereunder, and, if the Borrower has not in fact made such payment or prepayment to the Administrative Agent, such Bank shall, on demand, repay to the Administrative Agent the amount made available to such Bank, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Bank and ending on (but excluding) the date such Bank repays such amount to the Administrative Agent, at a rate per annum equal to the rate, determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

     (e) All payments of the principal of or interest on the Loans or any other amounts to be paid to any Bank or the Administrative Agent under this Agreement or any of the other Loan Documents shall be made in Dollars, without reduction by reason of any currency exchange expense.

     SECTION 2.17. U.S. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with
Section 2.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States or any political subdivision thereof, excluding taxes imposed on the net income of the Administrative Agent or any Bank (or Transferee) and franchise taxes of the Administrative Agent or any Bank (or Transferee), as applicable, as a result of a connection between the jurisdiction imposing such taxes and the Administrative Agent or such Bank (or Transferee), as applicable, other than a connection arising solely from the Administrative Agent or such Bank (or Transferee), as applicable, having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If the Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or the Administrative Agent,
(i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Bank (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that no Transferee of any Bank shall be entitled to receive any greater payment under this
Section 2.17 than such Bank would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist.

     (b) In addition, the Borrower agrees to bear and to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other similar excise taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document and any property taxes that arise from the enforcement of this Agreement or any other Loan Document ("Other Taxes").

     (c) The Borrower will indemnify each Bank (or Transferee) and each Agent for the full amount of Non-Excluded Taxes and Other Taxes (including Non-Excluded Taxes or Other Taxes imposed on amounts payable under this
Section 2.17) paid by such Bank (or Transferee) or such Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability prepared by a Bank or Agent, or the Administrative Agent on behalf of such Bank or Agent, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor.

     (d) Within 30 days after the date of any payment of Non-Excluded Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will furnish to the Administrative Agent, at its address referred to on the signature page, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

     (e) At the time it becomes a party to this Agreement or a Transferee, each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall (in the case of a Transferee, subject to the immediately succeeding sentence) deliver to the Borrower either a valid and currently effective Internal Revenue Service Form 1001 or Form 4224 or, in the case of a Bank (or Transferee) claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent version thereof or successors thereto, (and if such Bank (or Transferee) delivers a Form W-8, a certificate representing that such Bank (or Transferee) is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Bank (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from (or in case of a Transferee, entitled to a reduced rate of) United States Federal withholding tax. Notwithstanding any other provision of this Section 2.17(e), no Transferee shall be required to deliver any form pursuant to this
Section 2.17(e) that such Transferee is not legally able to deliver. In addition, each Bank (or Transferee) shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered, but only, in such case, to the extent such Bank (or Transferee) is legally able to do so.

     (f) Notwithstanding anything to the contrary contained in this Section 2.17, the Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States Federal withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of paragraph (e) above.

     (g) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank (or Transferee).

     (h) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     (i) Nothing contained in this Section 2.17 shall require any Bank (or Transferee) or the Administrative Agent to make available any of its income tax returns (or any other information that it deems to be confidential or proprietary).

     SECTION 2.18. FTX or Restricted Subsidiary as Limited Partner. Notwithstanding anything to the contrary contained in this Agreement or any Promissory Note, with respect to any direct liabilities of the Borrower to the Banks under this Agreement, its Promissory Notes or the other Loan Documents, FTX and any Restricted Subsidiary solely in its capacity as a partner of the Borrower shall be deemed to be limited, rather than general, partners of the Borrower. Subject to the foregoing, the Partnership Obligations shall be fully recourse to the Borrower and all its assets and properties. Nothing in this Section 2.18 shall be deemed in any way to derogate from or affect FTX's own direct obligations under this Agreement (including Section 7.1), the FTX Guaranty or the other Loan Documents.


                         ARTICLE III

               Representations and Warranties

     SECTION 3.1.  Representations and Warranties of the
Partnership. As of the Funding Date, and each other date upon which such representations and warranties are required to be made or deemed made pursuant to Section 4.2(i), the Partnership represents and warrants to each of the Banks as follows:

     (a) Organization, Powers. The Partnership is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, of the Partnership. The Partnership has the power to execute, deliver and perform its obligations under this Agreement and any other Loan Documents executed and delivered or to be executed and delivered by the Part-nership at any time, to borrow hereunder, to execute and deliver the Promissory Notes to be delivered by it and to countersign and accept the terms of the FM Intercreditor Agreement.

     (b) Authorization. The execution, delivery and performance of this Agreement, any other Loan Documents executed and delivered or to be executed and delivered by the Partnership at any time, the Borrowings hereunder, the execution and delivery of the Promissory Notes to be delivered by it and the countersignature and the acceptance of the terms of the FM Intercreditor Agreement
  (i) have been duly authorized by all requisite partnership and, if required, partner action on the part of the Partnership and all requisite corporate, and, if required, shareholder, action on the part of FTX and the Company and
  (ii) will not (A) violate (x) any provision of law, statute, rule or regulation or the constitutive documents (including, without limitation, the Partnership Agreement (as it may be amended and in effect from time to time) or regulations of the Partnership, FTX or the Company,
  (y) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Partnership, FTX or the Company or any of their assets or
  (z) any provisions of any indenture, agreement or other instrument to which the Partnership, FTX or the Company is a party, or by which the Partnership, FTX or the Company or any of their properties or assets are or may be bound,
  (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (ii)(A)(z) above or (C) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Partnership, FTX or the Company, except for the Mortgages and the FTX Security Agreement.

     (c) Governmental Approval. No registration with or consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the execution, delivery and performance of this Agreement or any other Loan Document, the execution and delivery of the Promissory Notes or the Borrowings hereunder, except
  (i) such as have been made and obtained and are in full force and effect and (ii) such security filings and recordations as may be required in connection with the grant of any Lien contemplated by the Mortgages.

     (d) Enforceability. Each of this Agreement and the other Loan Documents executed and delivered by the Partnership constitutes (or, as to any Loan Document contemplated hereby to be executed and delivered by the Partnership at any future date, will constitute) a legal, valid and binding obligation of the Partnership, in each case enforceable in accordance with its terms (subject, as to the enforcement of remedies against the Partnership, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights against the Partnership generally in connection with the bankruptcy, reorganization or insolvency of the Partnership or a moratorium or similar event relating to the Partnership).

     (e) Financial Statements. FTX has heretofore furnished to each of the Banks consolidated balance sheets and statements of operations and changes in retained earnings and cash flow of the Company as of and for the fiscal years ended December 31, 1993 and 1994, all audited and certified by Arthur Andersen LLP, independent public accountants, and included in the 1994 FM Form 10-K, and unaudited consolidated balance sheets and statements of operations and cash flow of the Company as of and for the fiscal quarter ended March 31, 1995, included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995. In addition, the Partnership has heretofore furnished to each of the Banks unaudited consolidated balance sheets and statements of operations and cash flow for the Partnership as of and for the fiscal years ended December 31, 1993 and 1994, and for the fiscal quarter ended March 31, 1995, all certified by the Treasurer or another authorized Financial Officer of the Partnership. All such balance sheets and statements of operations and cash flow present fairly the financial condition and results of operations of the Company, the Partnership and their subsidiaries, as of the dates and for the periods indicated. The financial statements referred to in this Section 4.1(e) and the notes thereto disclose all material liabilities, direct or contingent, of the Company, the Partnership and their subsidiaries, as of the dates thereof and which are required to be shown on financial statements prepared in accordance with GAAP.
  The financial statements referred to in this Section 4.1(e) have been prepared in accordance with GAAP. There has been no material adverse change since December 31, 1994, in the businesses, assets, operations, prospects or condition, financial or otherwise, of (i) the Company,
  (ii) the Partnership, (iii) the Company and its subsidiaries taken as a whole or (iv) the Partnership and the Subsidiaries taken as a whole.

     (f)  Litigation; Compliance with Laws, etc.
  (i) Except as disclosed in Schedule VI hereto or in the 1994 FM Form 10-K and any subsequent reports filed as of 20 days prior to the date hereof with the SEC on Form 10-Q or Form 8-K which have been delivered to the Banks, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of the Partnership, threatened against or affecting the Partnership or any Subsidiary or the businesses, assets or rights of the Partnership or any Subsidiary (i) which involve this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby or (ii) as to which there is a rea-sonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of the Partnership to conduct its business substantially as described in the 1994 FM Form 10-K, or materially and adversely affect the business, assets, operations, prospects or condition, financial or otherwise, of the Partnership, or impair the validity or enforceability of, or the ability of the Partnership to perform its obligations under, this Agreement or any other Loan Document.
     (ii) Neither the Partnership nor any Subsidiary is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality, where such violation or default could have a Material Adverse Effect on the business, assets, operations or condition, financial or otherwise, of the Partnership. Without limitation of the foregoing, the Partnership and each Subsidiary has complied with all Environmental Laws where any such noncompliance could have a Material Adverse Effect on the business, assets, operations or condition, financial or otherwise, of the Partnership. Neither the Partnership nor any Subsidiary has received notice of any material failure so to comply. The Partnership's and the Subsidiaries' plants do not handle any Hazardous Materials in violation of any Environmental Law where any such violation could have a Material Adverse Effect on the business, assets, operations or condition, financial or otherwise, of the Partnership. The Partnership and FTX are aware of no events, conditions or circumstances involving contaminants or employee health or safety that could reasonably be expected to result in material liability on the part of the Partnership or any Subsidiary.

     (g) Title, etc. The Partnership has good and defensible title to its material properties, assets and revenues (exclusive of oil, gas and other mineral properties on which no development or production activities following discovery of commercially exploitable reserves are being conducted), free and clear of all Liens except such as are permitted by Section 4.2(d) and except for covenants, restrictions, rights, easements and minor irregularities in title which do not individually or in the aggregate interfere with the occupation, use and enjoyment by the Partnership or the respective Subsidiary of such properties and assets in the normal course of business as presently conducted or materially impair the value thereof for use in such business.

     (h)  Federal Reserve Regulations; Use of Proceeds.
  (i) Neither the Partnership nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (ii) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether imme-diately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulations G, U or X thereof.

     (iii) The Partnership will use the proceeds of all Loans made to it to refinance existing outstandings under the Existing FM Credit Agreement and to finance general partnership purposes of the Partnership and the Subsidiaries, subject to and in accordance with operating budgets to be reviewed and approved by the Required Banks.

     (i) Taxes. The Partnership and the Subsidiaries have filed or caused to be filed all Federal, state and local tax and information returns which are required to be filed by them, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by any of them, other than any taxes or assessments the validity of which the Partnership or any Subsidiary is contesting in good faith by appropriate proceedings, and with respect to which the Partnership or such Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves.

     (j) Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could materially and adversely affect the financial condition and operations of the Borrower and the ERISA Affiliates, taken as a whole. The present value of all benefit liabilities under each Plan, determined on a plan termination basis (based on those assumptions used for financial disclosure purposes in accordance with Statement of Financial Accounting Standards No. 87 of the Financial Accounting Standards Board ("SFAS 87") did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans, determined on a plan termination basis (based on those assumptions used for financial disclosure purposes in accordance with SFAS 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the value of the assets of all such underfunded Plans.

     (k) Environmental Matters. (1) The properties owned or operated by the Borrower and the Subsidiaries (the "Properties") and all operations of the Borrower and the Subsidiaries are in compliance, and in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

     (2) there have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened
  Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

     (3) neither the Borrower nor any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any Person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

     (4) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     (5) The Partnership and the Subsidiaries do not have any ownership or control rights in respect of the properties listed on Schedule IV which could result in any environmental or reclamation liability for the Partnership and the Subsidiaries relating to such properties.

     (l) Investment Company Act. Neither the Partnership nor any Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.
     (m) Public Utility Holding Company Act. Neither the Partnership nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (n) Subsidiaries. Schedule V constitutes a complete and correct list as of the Closing Date or the date of any update thereof required by Section 4.1(a)(12) of all the Subsidiaries with at least $1,000,000 in total assets, indicating the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of voting shares or units owned on such date directly or indirectly by the Partnership in each such Subsidiary.
  The Partnership owns as of such date, free and clear of all Liens (other than those expressly permitted by this Agreement), the percentage of voting shares or units outstanding of the Subsidiaries shown on Schedule V, and all such shares or units are validly issued and fully paid.

     (o) Solvency. (i) The fair salable value of the assets of the Partnership and the Subsidiaries will exceed the amount that will be required to be paid on or in respect of the Indebtedness and other obligations of the Partnership and the Subsidiaries as they become absolute and mature.

     (ii) The Partnership and the Subsidiaries will not have unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted.

     (iii) The Partnership, on a consolidated basis, does not intend to, and does not believe that it will, incur
  Indebtedness and other obligations beyond its ability to pay such Indebtedness and obligations as they mature
  (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of such Indebtedness and obligations).

     (p) Key Assets. Schedule III sets forth properties of the Partnership constituting the Key Assets.

     (q) No Material Misstatements. No information, report (including any exhibit, schedule or other attachment thereto or other document delivered in connection therewith), financial statement, exhibit or schedule prepared or furnished by the Borrower or the Subsidiaries to the Administrative Agent or any Bank in connection with this Agreement or any of the other Loan Documents or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.2.  Representations and Warranties of FTX.
As of the Funding Date, and each other date upon which such representations and warranties are required to be made or deemed made pursuant to Section 4.2(i), FTX represents and warrants to each of the Banks as follows:

     (a) Organization, Powers. FTX is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, of FTX. FTX has the power to execute, deliver and perform its obligations under this Agreement, the FM Intercreditor Agreement, the FTX Guaranty, the FTX Security Agreement and any other Loan Document executed and delivered or to be executed and delivered by it at any time, to guarantee the Loans pursuant to the FTX Guaranty and to countersign and accept the terms of the FTX Intercreditor Agreement.

     (b) Authorization. The execution, delivery and performance of this Agreement (including, without limi-tation, performance of obligations set forth in Sec-tion 7.1), the FM Intercreditor Agreement, the FTX Guaranty, the FTX Security Agreement and any other Loan Documents executed and delivered or to be executed and delivered by FTX at any time, the guarantee of the Loans pursuant to the FTX Guaranty and the countersignature and acceptance of the terms of the FTX Intercreditor Agreement
  (i) have been duly authorized by all requisite corporate and, if required, shareholder, action on the part of FTX and (ii) will not (A) violate (x) any provision of law, statute, rule or regulation or the certificate or articles of incorporation or other constitutive documents or the By-laws or regulations of FTX, (y) any order of any court, or any rule, regulation or order of any other agency of government binding upon FTX or (z) any provisions of any indenture, agreement or other instrument to which FTX is a party, or by which FTX or any of its properties or assets are or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (ii)(A)(z) above or
  (C) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of FTX, except pursuant to the FTX Security Agreement.

     (c) Governmental Approval. No registration with or consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the execution, delivery and performance of this Agreement or any other Loan Document, or the guarantee of the Loans pursuant to the FTX Guaranty except (i) such as have been made and obtained and are in full force and effect and
  (ii) such security filings and recordations as may be required in connection with the grant of any Lien under the FTX Security Agreement.

     (d) Enforceability. Each of this Agreement and the other Loan Documents executed and delivered by FTX constitutes (or, as to any Loan Document contemplated hereby to be executed and delivered by FTX at any future date, will constitute) a legal, valid and binding obligation of FTX, in each case enforceable in accordance with its terms (subject, as to the enforcement of remedies against FTX, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights against FTX generally in connection with the bankruptcy, reorganization or insolvency of FTX or a moratorium or similar event relating to FTX).

     (e)  Litigation; Compliance with Laws; etc.
  (i) Except as disclosed in the 1994 FTX Form 10-K and any subsequent reports filed as of 20 days prior to the date hereof with the SEC on Form 10-Q or Form 8-K which have been delivered to the Banks, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of FTX, threatened against or affecting FTX or any of its subsidiaries or the businesses, assets or rights of FTX or any of its subsidiaries (i) which involve this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of FTX or FRP to conduct its business substantially as now conducted, or materially and adversely affect the businesses, assets, operations, prospects or condition, financial or otherwise, of FTX or FRP, or impair the validity or enforceability of, or the ability of FTX to perform its obligations under, this Agreement or any other Loan Document.

     (f) Representations Incorporated By Reference from the FTX Credit Agreement. Section 3.1 of the FTX Credit Agreement (other than paragraphs (a), (b), (c), (d),
  (f)(i), (h)(ii) and (iii) and (p) thereof) is hereby incorporated by reference herein with the same force and effect as though fully set forth herein in its entirety and shall be deemed made each time the representations in this Section 3.2 are made or deemed made.

     (g) Florida Environmental Liability. The Partnership and the Subsidiaries do not have any ownership or control rights in respect of the properties listed on Schedule IV which could result in any environmental or reclamation liability for the Partnership and the Subsidiaries relating to such properties.
     (h) No Material Misstatements. No information, report (including any exhibit, schedule or other attachment thereto or other document delivered in connection therewith), financial statement, exhibit or schedule prepared or furnished by FTX or its subsidiaries to the Administrative Agent or any Bank in connection with this Agreement or any of the other Loan Documents or included therein or any information provided to Cravath, Swaine & Moore in connection with the preparation of the environmental due diligence summary memorandum referred to in paragraph (m) of Article IV of the FTX Credit Agreement contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.3.  Representations and Warranties of FCX.
As of the Funding Date, and each other date upon which such representations and warranties are required to be made or deemed made pursuant to Section 4.2(i), FCX represents and warrants to each of the Banks as follows:

     (a) Organization, Powers. FCX is duly organized, validly existing and in good standing under the laws of the State of Delaware and FI is duly organized and validly existing under the laws of Indonesia and is duly domesticated under the laws of the State of Delaware.
  Each of FCX and FI has the requisite power and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, of FCX or FI. FCX has the power to execute, deliver and perform its obligations under this Agreement, the FM Intercreditor Agreement, the FCX Guaranty, the FCX Pledge Agreements and any other Loan Document executed and delivered or to be executed and delivered by it at any time, to guarantee the Loans pursuant to the FCX Guaranty and to countersign and accept the terms of the FCX Intercreditor Agreement.

     (b) Authorization. The execution, delivery and performance of this Agreement, the FM Intercreditor Agreement, the FCX Guaranty, the FCX Pledge Agreement and any other Loan Documents executed and delivered or to be executed and delivered by FCX at any time, the guarantee of the Loans pursuant to the FCX Guaranty and the countersignature and acceptance of the terms of the FCX Intercreditor Agreement (i) have been duly authorized by all requisite corporate and, if required, shareholder, action on the part of FCX and (ii) will not (A) violate
  (x) any provision of law, statute, rule or regulation or the certificate or articles of incorporation or other constitutive documents or the By-laws or regulations of FCX, (y) any order of any court, or any rule, regulation or order of any other agency of government binding upon FCX or (z) any provisions of any indenture, agreement or other instrument to which FCX is a party, or by which FCX or any of its properties or assets are or may be bound,
  (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (ii)(A)(z) above or (C) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of FCX, except pursuant to the FCX Pledge Agreements.
     (c) Governmental Approval. No registration with or consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the execution, delivery and performance of this Agreement or any other Loan Document, or the guarantee of the Loans pursuant to the FCX Guaranty except (i) such as have been made and obtained and are in full force and effect and
  (ii) such security filings and recordations as may be required in connection with the grant of any Lien under the FCX Pledge Agreements.

     (d) Enforceability. Each of this Agreement and the other Loan Documents executed and delivered by FCX constitutes (or, as to any Loan Document contemplated hereby to be executed and delivered by FCX at any future date, will constitute) a legal, valid and binding obligation of FCX, in each case enforceable in accordance with its terms (subject, as to the enforcement of remedies against FCX, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights against FCX generally in connection with the bankruptcy, reorganization or insolvency of FCX or a moratorium or similar event relating to FCX).

     (e)  Litigation; Compliance with Laws; etc.
  (i) Except as disclosed in the 1994 FCX Form 10-K and any subsequent reports filed as of 20 days prior to the date hereof with the SEC on Form 10-Q or Form 8-K which have been delivered to the Banks, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of FCX, threatened against or affecting FCX or any of its subsidiaries or the businesses, assets or rights of FCX or any of its subsidiaries (i) which involve this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of FCX or FI to conduct its business substantially as now conducted, or materially and adversely affect the businesses, assets, operations, prospects or condition, financial or otherwise, of FCX or FI, or impair the validity or enforceability of, or the ability of FCX to perform its obligations under, this Agreement or any other Loan Document.

     (f) Representations Incorporated By Reference from the FCX Credit Agreement. Section 4.1 of the FCX Credit Agreement (other than paragraphs (a), (b), (c), (d),
  (f)(i), (h)(ii) and (iii) and (q) thereof and the first sentence of paragraph (o) thereof) is hereby incorporated by reference herein with the same force and effect as though fully set forth herein in its entirety and shall be deemed made each time the representations in this
  Section 3.3 are made or deemed made.

     (g) No Material Misstatements. No information, report (including any exhibit, schedule or other attachment thereto or other document delivered in connection therewith), financial statement, exhibit or schedule prepared or furnished by FCX or its subsidiaries to the Administrative Agent or any Bank in connection with this Agreement or any of the other Loan Documents or included therein or any information provided to Cravath, Swaine & Moore in connection with the preparation of the environmental due diligence summary memorandum referred to in Section 6.1(l) of the FCX Credit Agreement contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                         ARTICLE IV

                          Covenants

     SECTION 4.1.  Affirmative Covenants of the Partnership.
Commencing as of the Funding Date and so long thereafter as any Bank shall have any Commitment hereunder or the principal of or interest on any Loan shall be unpaid, unless the Required Banks shall have otherwise consented in writing:

     (a) Financial Statements, etc. The Partnership shall furnish each Bank:

          (1) within 95 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries (including the Partnership) as at the close of such fiscal year and consolidated statements of operations and of cash flow of the Company and its subsidiaries for such year, with the opinion thereon of Arthur Andersen LLP or other independent public accountants of national standing selected by the Company;
          (2) within 50 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter and consolidated statements of operations of the Company and its subsidiaries for such quarter and consolidated statements of operations and of cash flow of the Company for the period from the beginning of the fiscal year to the end of such quarter, certified by the Treasurer or other authorized financial or accounting officer of FTX;

          (3) within 95 days after the end of each fiscal year of the Partnership, a consolidated unaudited balance sheet of the Partnership and the Subsidiaries as at the close of such fiscal year and consolidated unaudited statements of operations and of cash flow of the Partnership and the Subsidiaries for such year, certified by the Treasurer or other authorized financial or accounting officer of FTX;

          (4) within 50 days after the end of each of the first three quarters of each fiscal year of the Partnership, a consolidated balance sheet of the Partnership and the Subsidiaries as at the end of such quarter and consolidated statements of operations of the Partnership and the Subsidiaries for such quarter and consolidated statements of operations and of cash flows of the Partnership and the Subsidiaries for the period from the beginning of the fiscal year to the end of such quarter, certified by the Treasurer or other authorized financial or accounting officer of FTX;
          (5) at the time of the provision of the financial statements referred to in clauses (1) through (4) above, an update of Schedule V to correct, add or delete any required information in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in
     Section 4.2(o);

          (6) promptly after their becoming available,
     (a) copies of all financial statements, reports and proxy statements which the Company shall have sent to its shareholders generally, (b) copies of all registration statements (excluding registration statements relating to employee benefit plans) and regular and periodic reports, if any, which the Company shall have filed with the SEC or with any national securities exchange and (c) if requested by any Bank, copies of each annual report filed with any governmental agency pursuant to ERISA with respect to each Plan of the Partnership or any of the Subsidiaries;

          (7) within 95 days after the end of each fiscal year of the Partnership, a certificate by a Financial Officer of the Partnership, to the effect that no Event of Default or Default has occurred and is continuing, or if an Event of Default or Default has occurred and is continuing, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (8) promptly upon the occurrence of any ERISA Event, Event of Default, Default or the commencement of any proceeding regarding the Company, the Partnership or any Subsidiary under any Federal or state bankruptcy law, notice thereof, describing the same in reasonable detail;

          (9) promptly upon the occurrence of any
     development that, in the judgment of the Partnership, has resulted in, or could reasonably be anticipated to result in, a material adverse effect on the business, assets, operations or financial condition of the Partnership or its ability to comply with its obligations under the Loan Documents, notice thereof, describing the same in reasonable detail;

          (10) promptly after any sale of a Key Asset, information identifying such Key Asset, the purchaser and the purchase price therefor, together with any other information requested by the Administrative
     Agent;

          (11) fifteen days prior to the grant of any permitted Liens in favor of FTX or FCX, copies of all agreements, documents or instruments pertaining thereto;

          (12) promptly after the execution thereof and subject to Section 4.2(b) and Section 4.4(b), a copy, certified by a Responsible Officer, of each amendment, supplement, change or waiver to any Material Agreement
     (including, without limitation, to the Partnership
     Agreement); and

          (13) from time to time, such further information regarding the business, affairs and financial condition of the Company, the Partnership or any Subsidiary as any Bank may reasonably request.
     (b) Obligations, Taxes and Claims. The Partnership shall, and shall cause each Subsidiary to, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any property belonging to it, prior to the date on which material penalties attach thereto; provided that neither the Partnership nor any Subsidiary shall be required to pay any such tax, assessment, charge or levy, the payment of which is being contested in good faith by proper proceedings and with respect to which the Partnership or such Subsidiary shall have, to the extent required by GAAP, set aside on its books adequate reserves.
     (c)  Maintenance of Existence; Conduct of Business.
  The Partnership shall preserve and maintain its independent legal existence as a partnership; preserve and maintain all its rights, privileges and franchises necessary or desirable in the normal conduct of its business; segregate its individual assets and business functions from those of FTX, its subsidiaries, the Company and its other subsidiaries, if any (which shall not prohibit FTX from acting as managing general partner of the Partnership), including without limitation segregating its bank and investment accounts from those of FTX, its subsidiaries, the Company or its other subsidiaries, if any; maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     (d) Compliance with Applicable Laws. The Partnership shall, and shall cause each Subsidiary to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which would materially and adversely affect the consolidated financial condition or business of the Partnership and the Subsidiaries, except where contested in good faith and by proper proceedings and with respect to which the Partnership shall have, to the extent required by GAAP, set aside on its books adequate reserves.

     (e) Litigation. The Partnership shall promptly give to each Bank notice in writing of all litigation and all proceedings before any governmental or regulatory agencies or arbitration authorities affecting the Partnership or any Subsidiary, except those which do not relate to the Loan Documents and which, if adversely determined, would not have a Material Adverse Effect.

     (f) ERISA. The Borrower shall, and shall cause each of the Subsidiaries to, comply with all material respects with the applicable provisions of ERISA and the Code and furnish to the Administrative Agent as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $25,000,000 or requires payment exceeding $10,000,000 in any year, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action that the Borrower proposes to take with respect thereto.

     (g) Insurance. The Partnership and each Subsidiary shall (i) keep its insurable properties adequately insured at all times; (ii) maintain such other insurance, to such extent and against such risks, including fire, flood and other risks insured against by extended coverage, as is customary with persons in the same or similar businesses;
  (iii) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it in such amount as it shall reasonably deem necessary; and (iv) maintain such other insurance as may be required by law.
     (h) Access to Premises and Records. The Partnership and each Subsidiary shall maintain financial records in accordance with GAAP, and, at all reasonable times and as often as any Bank may reasonably request, permit representatives of any Bank to have access to its financial records and its premises and to the records and premises of any of its subsidiaries, if any, and to make such excerpts from such records as such representatives deem necessary and to discuss its affairs, finances and accounts with its officers, if any, and the officers of FTX, as managing general partner, and the Partnership's independent certified public accountants or other parties preparing consolidated or consolidating statements for the Partnership or on its behalf.

     (i) Compliance with Environmental Laws. The Borrower shall comply, and cause the Subsidiaries and all lessees and other Persons occupying the Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental
  Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that neither the Borrower nor any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

     (j) Preparation of Environmental Reports. If a default caused by reason of a breach of Section 3.1(k) or 4.1(i) shall have occurred and be continuing, at the request of the Required Banks through the Administrative
  Agent, the Borrower shall provide to Banks within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties
  (which are the subject of such default) prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

     SECTION 4.2. Negative Covenants of the Partnership. Commencing as of the Funding Date and so long thereafter as any Bank shall have any Commitment hereunder or the principal of or interest on any Loan shall be unpaid, with-out the prior written consent of the Required Banks:
     (a) Conflicting Agreements. The Partnership shall not, and shall not permit any Subsidiary to, enter into any agreement containing any provision which (i) would be violated or breached by the performance of its obligations under any Loan Document or under any instrument or document delivered or to be delivered by it hereunder or thereunder or in connection herewith or therewith or
  (ii) would prohibit or restrict the payments of dividends or other distributions by any Subsidiary.

     (b) Material Agreements. The Partnership shall not amend, supplement, change, terminate or waive any material provision of any Material Agreement unless the Banks shall have received 30 days' notice of such amendment, supplement, change, termination or waiver and the Required Banks shall not have objected thereto on the ground that it would, in their judgment, adversely affect the rights or interests of the Banks; provided that, if the Partnership shall not have given such 30 days' notice, the Partnership shall not amend, supplement, change, terminate or waive any material provision of any Material Agreement unless the Required Banks shall have given their written consent thereto.

     (c) Mergers and Consolidations. The Partnership shall not, and shall not permit any Subsidiary to, merge into or consolidate with any other person or permit any other person to merge into or consolidate with it, except that if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may liquidate into the Partnership in a transaction in which the Partnership is the surviving entity, (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Partnership or a wholly owned Subsidiary receives any consideration and (iii) any Subsidiary may merge into or consolidate with any other person in a transaction in which the surviving person is a Subsidiary of which the Partnership owns a percentage of the equity, directly or indirectly, at least equal to the percentage of the equity that it owned in the merging or consolidating Subsidiary immediately prior to such merger or consolidation and in which no person other than the Partnership receives any consideration, except as permitted by paragraph (D) of Section 4.2(e).

     (d) Liens. The Partnership shall not, nor shall it permit any Subsidiary to, create, incur, permit or suffer to exist any Lien upon any of their respective properties or assets (including without limitation stock or other securities of, or ownership interest in, any person including any Subsidiary) now owned or hereafter acquired or on any income or revenues or rights in respect of any thereof, except:

          (i) materialmen's, suppliers', tax and other similar Liens arising in the ordinary course of the Partnership's or such Subsidiary's business securing obligations which are not overdue or are being contested in good faith by appropriate proceedings and as to which adequate reserves have been set aside on its books to the extent required by GAAP; Liens arising in connection with workers' compensation, unemployment insurance and progress payments under government contracts; and other Liens incident to the ordinary conduct of the Partnership's or such Subsidiary's business or the ordinary operation of property or assets and not incurred in connection with the obtaining of any Indebtedness and which do not in the aggregate materially detract from the value of their assets or materially impair the use thereof in the operation of their businesses;

          (ii) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Partnership or any Subsidiary;
          (iii) Liens of lessors of property (in such capacity) leased by the Partnership, which Liens are limited to the property leased thereunder;

          (iv) Liens on property of the Partnership in favor of FTX and FCX securing the obligations of the Partnership under the FTX/FMPO Credit Agreement and the Reimbursement Agreement on the real estate assets of the Partnership (excluding the TCB Collateral) that are subject to, and granted in accordance with and on the terms of, the FM Intercreditor Agreement; and

          (v) as of the exercise of either of the options referred to in Sections 4.2(g)(ii)(A) and (B),
     (A) Liens in favor of FTX and FCX on the TCB Borrower
     Properties securing the Guaranties and (B) Liens in favor of TCB on the TCB Collateral securing the obligations of the TCB Borrower under the TCB Credit
     Agreement.

     (e)  Investments, Loans, Advances and Acquisitions.
  The Partnership shall not, and shall not permit any Subsidiary to, (i) purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of, (ii) purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, (iii) make or permit to exist any loans or advances to or (iv) make or permit to exist any investment or any other interest in, any other Person, or contribute assets to any joint ventures with parties which are not the Borrower or a Subsidiary, except:

          (A) investments by the Partnership existing on the Closing Date in the capital stock of the Subsidiaries;
          (B) loans by the Partnership to the TCB Borrower or the Circle C Subsidiary not in excess of the interest expense payable by such entity on the TCB Credit Agreement;

          (C) (i) advances by the Partnership to the TCB Borrower, the Circle C Subsidiary or any other Sub-sidiary in the amount of such Subsidiary's reasonable operating expenses (including development costs for the Circle C Property); provided that such advances shall be made only upon or after the incurrence of such expenses and only to the extent utilized to pay such expenses within thirty days of the date of any such advance; and (ii) investments in joint ventures and development arrangements, not in excess of an aggregate amount of $10,000,000 for all such advances and investments made pursuant to this clause (C);

          (D) Permitted Investments; and

          (E) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, the Partnership may acquire, for nominal consideration only, assets constituting, or the capital stock of, TCB Borrower, subject to 20 days' prior written notice to the Banks of such acquisition describing the terms of such acquisition and the prior approval of such terms of the Required Banks.

     (f) Distributions. The Partnership shall not, and shall not permit any Subsidiary to, (i) pay, directly or indirectly, or make any distribution (by reduction of Partnership equity (including any option, warrant or other right to acquire any Partnership equity), capital or otherwise) or any dividend, whether in cash, property, securities or a combination thereof, with respect to any Partnership equity (including any option, warrant or other right to acquire any Partnership equity), (ii) directly or indirectly make any redemption, repurchase or repayment of Partnership equity (including any option, warrant or other right to acquire any Partnership equity), (iii) purchase, redeem or acquire any capital stock of the Company (or any option, warrant or other right to acquire any such capital stock) or (iv) make any payment, redemption, repurchase or other acquisition or retirement for value of any Indebtedness of the Company (which shall not include any Indebtedness of the Partnership or of any Subsidiary); provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions to the Partner-ship and (ii) the Partnership may make such distributions from time to time to the extent (but only to the extent) required to enable the Company to pay (A) all reasonable out-of-pocket expenses arising under the Administrative Services Agreement (as it may be amended as permitted hereby and in effect from time to time) which have become due at or prior to the time of such distribution, (B) the Company's actual current combined federal, state and local cash tax liability (including estimated payments required by applicable law) arising from or attributed to the Company's Partnership equity interest, but only to the extent such distributions are in fact utilized to pay such taxes within 30 days of the date of any distribution, and
  (C) all other reasonable and necessary general and administrative cash expenses, not in excess of $2,000,000 per 12-month period, relating to the management of the Company's Partnership equity interest.

     (g)  Indebtedness.  Neither the Partnership nor any
  Subsidiary shall incur, create, assume or permit to exist any Indebtedness of any of them except:

          (i) Indebtedness of the Partnership not to exceed $68,000,000 in aggregate principal amount outstanding on the date hereof incurred pursuant to the Pel-Tex Agreements, but not any extensions, renewals or replacements of such Indebtedness; and provided that no payments on the principal amount of such Indebtedness may be made, directly or indirectly, from proceeds of the Loans;

          (ii) in the event the Partnership shall exercise its option pursuant to the Agreement dated as of Feb-ruary 6, 1992, among Steven P. Bartlett (the sole shareholder of the TCB Borrower), the Partnership (as successor to Longhorn Properties Inc., a Delaware corporation), and the TCB Borrower, to purchase all of the authorized and issued capital stock of the TCB Borrower, then the TCB Borrower may continue to be obligated in respect of the outstanding Indebtedness not in excess of $40,812,000 under the TCB Credit Agreement, or in the event the Partnership shall exercise its option pursuant to the Option Agreement dated as of February 6, 1992, between the TCB Borrower and David B. Armbrust, as Trustee (and filed as a part of such Exhibit), to cause a Subsidiary (the "Circle C Subsidiary") to purchase the assets of the TCB Borrower referred to as the "Property" in such Option Agreement (the "Circle C Property"), then such Subsidiary may assume the outstanding Indebtedness not in excess of $40,812,000 under the TCB Credit Agreement and the related obligations to FTX and FCX in respect of the Guaranties of the TCB Credit Agreement; and any extensions, renewals or replacements of such Indebtedness, in any case;

          (iii) Indebtedness owed by the Partnership to FTX and/or FCX for loans made under the FTX/FMPO Credit Agreement so long as no Default or Event of Default has occurred and is continuing; provided that all such loans other than the FTX Term Loan (as defined below) may be incurred only as subordinated upon the Subordination Terms to the Senior Debt (as defined in the Subordination Terms) for the benefit of the holders of such Senior Debt (which Subordination Terms shall be contained in or attached to such promissory notes and to which FTX or FCX, as applicable, shall evidence its agreement by countersigning such promissory notes) subject to and in accordance with the FM Intercreditor Agreement and not permit payments of principal or interest, prior to the Maturity Date and the payment of all principal of and interest on the Loans and all fees and other expenses or amounts owed hereunder and termination of the Commitments;

          (iv) Indebtedness evidenced by the Promissory
     Notes; and

          (v) Unsecured Indebtedness of the Partnership not otherwise permitted by the foregoing clauses of this
     Section 4.2(g) incurred in the ordinary course of business, not for borrowed money, including letters of credit in favor of municipalities to facilitate the construction of infrastructure (such as utilities) for the Mortgaged Properties.
  The Partnership may borrow up to $10,000,000 in aggregate principal amount (the "FTX Term Loan") from time to time under clause (iii) above on an unsubordinated term basis and may repay any or all of such amount borrowed, from proceeds of Loans or otherwise.

     (h) Sale and Lease-Back Transactions. The Partnership shall not, and shall not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     (i) Transactions with Affiliates. The Partnership shall not, and shall not permit any Subsidiary to, sell or transfer any property or assets to, purchase or acquire any property or assets from, perform any services for or otherwise engage in any other transactions with, any Affiliate of the Partnership, except that as long as no Default or Event of Default shall have occurred and be continuing, the Partnership or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business on an arm's-length and fair value basis; provided that the foregoing shall not prohibit
  (i) the joint venture between the Partnership and IMC-Agrico providing for the joint development of certain Florida real estate pursuant to, and on the terms of, the Florida Joint Venture Agreement (as it may be amended as permitted hereby and in effect from time to time),
  (ii) FTX from making permitted advances to the Partnership pursuant to the FTX/FMPO Credit Agreement (as it may be amended as permitted hereby and in effect from time to time), (iii) FTX from acting as the managing general partner of the Partnership or (iv) any other transactions expressly permitted by this Agreement, including pursuant to Section 4.2(e) or the Administrative Services Agreement.

     (j) Fiscal Year. The Partnership shall not change its fiscal year to end on any date other than December 31.

     (k) Business of Partnership and Subsidiaries. The Partnership shall not, and shall not permit any Subsidiary to, engage at any time in any business or business activity other than as described in the 1994 FM Form 10-K and business activities reasonably incidental thereto.
     (l) Federal Reserve Regulations; Use of Proceeds. The Partnership will not (i) use the proceeds of any Loan in any manner that would result in a violation of, or be inconsistent with, the provisions of Regulations G, U or X of the Board, (ii) take any action at any time that would cause the representation and warranty contained in
  Section 3.2(h) at any time to be other than true and correct, (iii) use any part of the proceeds of any Loan, directly or indirectly, immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose or (iv) directly or indirectly use the proceeds of any Borrowing
  (x) to repay principal on any Indebtedness (subordinate or otherwise) other than the FTX Term Loan so long as no default or event of default has occurred or is continuing or would result therefrom or (y) to purchase any investments or properties except to the extent permitted by Section 4.2(e)(C).
     (m) Certain Debt Agreements. The Partnership shall not, without the prior written consent thereto of the Required Banks, amend, supplement or change in any material manner (including any earlier maturity date or amortization schedule) any of the terms or provisions of any agreement, note or other instrument governing or evidencing any of the Indebtedness referred to in para-graphs (i) through (iii) of Section 4.2(g) or, with respect to the Indebtedness referred to in paragraph (iv) of such Section, any of the terms and provisions (including without limitation the Subordination Terms) required by such paragraph or the FM Intercreditor Agreement.
     (n) Swaps. Neither the Partnership nor any Subsidiary shall enter into, or be obligated in respect of, any Hedge Agreement; provided that (i) the Partnership may enter into any Permitted Swap so long as the aggregate notional amounts under all such Permitted Swaps shall not at any time be in excess of the amount of the related Indebtedness (that bears interest at a floating rate) permitted under Section 4.2(g) and outstanding at such time and (ii) upon the exercise by the Partnership of either of the options referred to in Section 4.2(g)(ii), the resulting Subsidiary obligated for the Indebtedness referred to under such Section 4.2(g)(ii) or the Part-nership may enter into any Permitted Swap so long as the aggregate notional amount under such Permitted Swap shall not at any time be in excess of the amount of Indebtedness (that bears interest at a floating rate) permitted under such Section 4.2(g)(ii) and outstanding at such time; provided further that no Permitted Swap shall be secured unless all the Banks consent thereto.

     (o) Assets of Subsidiaries. The Partnership shall not transfer any Key Assets to the Subsidiaries or permit the Subsidiaries, collectively, to own or hold any assets at any time other than (i) those assets owned by the Subsidiaries on the Closing Date, (ii) investments permitted by Section 4.2(e)(D) and (iii) assets acquired from the TCB Borrower as permitted by Section 4.2(g)(ii).

     SECTION 4.3. Affirmative Covenants of FTX. So long as any Bank shall have any Commitment hereunder or the principal of or interest on any Loan shall be unpaid, unless the Required Banks shall otherwise consent in writing:

     (a) Affirmative Covenants Incorporated by Reference from the FTX Credit Agreement. FTX will at all times be in full compliance with Section 5.1 of the FTX Credit Agreement, which is hereby incorporated by reference herein with the same force and effect as though fully set forth herein in its entirety; provided that the references therein to "Default", "Event of Default", "Bank" and "Agents" or "Agent" are replaced herein with references to Default, Event of Default, Bank and the Agents or Agent hereunder, respectively.

     (b) Partnership's Covenants and FTX. FTX, in its capacity as managing general partner of the Partnership, shall cause the Partnership to perform and to comply with its covenants set forth in Sections 4.1 and 4.2 and to otherwise act in accordance with this Agreement. FTX shall at all times be a general partner of the Partnership and the sole managing general partner of the Partnership and shall at all times generally carry out the functions of the managing general partner of the Partnership; provided that the foregoing shall not prevent FTX from delegating to any of its subsidiaries FTX's duties as the managing general partner of the Partnership.

     SECTION 4.4.  Negative Covenants of FTX.  So long as
any Bank shall have any Commitment hereunder or the prin-cipal of or interest on any Loan shall be unpaid, without the prior written consent of the Required Banks:

     (a) Negative Covenants Incorporated by Reference from the FTX Credit Agreement. FTX will not at any time fail to be in full compliance with Section 5.2 of the FTX
  Credit Agreement, which is hereby incorporated by reference herein with the same force and effect as though fully set forth herein in its entirety; provided that the references therein to "this Agreement", "this Agreement, the Pledge Agreement or the Security Agreement",
  "Default", "Event of Default", "Banks", "Required Banks" and "Agents" or "Agent" are replaced herein with references to this Agreement, this Agreement or any other
  Loan Document, Default, Event of Default, Banks, Required
  Banks and Agents or Agent hereunder, respectively.

     (b) Material Agreements. FTX shall not amend, supplement, change, terminate or waive any material provision of any Material Agreement unless the Banks shall have received 30 days' notice of such amendment, supplement, change, termination or waiver and the Required Banks shall not have objected thereto on the ground that it would, in their judgment, adversely affect the rights or interests of the Banks; provided that if FTX shall not have given such 30 days' notice, FTX shall not amend, supplement, change, terminate or waive any material provision of any Material Agreement unless the Required Banks shall have given their written consent thereto.
     SECTION 4.5. Affirmative Covenants of FCX. So long as any Bank shall have any Commitment hereunder or the principal of or interest on any Loan shall be unpaid, unless the Required Banks shall otherwise consent in writing, FCX will at all times be in full compliance with Section 5.1 of the FCX Credit Agreement, which is hereby incorporated by reference herein with the same force and effect as though fully set forth herein in its entirety; provided that the references therein to "Default", "Event of Default", "Bank" and "Agents" or "Agent" are replaced herein with references to Default, Event of Default, Bank and the Agents or Agent hereunder, respectively.

     SECTION 4.6. Negative Covenants of FCX. So long as any Bank shall have any Commitment hereunder or the prin-cipal of or interest on any Loan shall be unpaid, without the prior written consent of the Required Banks, FCX will not at any time fail to be in full compliance with
Section 5.2 of the FCX Credit Agreement, which is hereby incorporated by reference herein with the same force and effect as though fully set forth herein in its entirety; provided that the references therein to "this Agreement", "this Agreement, the Pledge Agreement or the Security Agreement", "Default", "Event of Default", "Banks", "Required Banks" and "Agents" or "Agent" are replaced herein with references to this Agreement, this Agreement or any other Loan Document, Default, Event of Default, Banks, Required Banks and Agents or Agent hereunder, respectively.


                          ARTICLE V
                    Conditions of Credit

     SECTION 5.1.  Conditions Precedent to Initial
Borrowing. On the Funding Date, and as conditions precedent to the initial Borrowing by the Borrower to occur on such date, each of the following conditions shall have been satisfied:

     (a)  Each Bank shall have received the following:

          (i) a copy of the Certificates of Incorporation of FTX and FCX as in effect on the date hereof and each amendment, if any, subsequent thereto, certified as of a recent date by the Secretary of State of the State of Delaware as being a true and correct copy of such documents on file in his office;

          (ii) the signed Certificate of the Secretary of State of the State of Delaware, in regular form, dated as of a recent date, listing the Certificate of Incorporation of FTX and FCX as in effect on such recent date and each subsequent amendment thereto on file in his office and stating that such documents are the only charter documents of FTX and FCX on file in his office and that FTX and FCX are duly incorporated and in good standing in the State of Delaware, has filed all franchise tax returns and has paid all franchise taxes required by law to be filed and paid by FTX and FCX to the date of his Certificate;

          (iii) the signed Certificate of the Secretary or an Assistant Secretary of FTX, dated the Closing Date and certifying, among other things, (A) a true and correct copy of resolutions adopted by the Board of Directors of FTX authorizing the making and performance of this Agreement and the other Loan Documents (includ-ing the FTX Guaranty) executed and delivered or to be executed and delivered, as applicable, by FTX, and the countersignature and acceptance by FTX of the FTX Intercreditor Agreement, (B) that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) a true and correct copy of the By-laws of FTX as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in (A) above, (D) that the Certificate of Incorporation of FTX has not been amended since the date of the last amendment shown on the certificate referred to in (ii) above, and (E) the incumbency and specimen signatures of each officer of FTX executing the foregoing documents and any other documents delivered to the Banks in connection herewith on behalf of FTX; and a certificate of another officer of FTX as to the incumbency and signature of such Secretary or Assistant Secretary;

          (iv) the signed Certificate of the Secretary or an Assistant Secretary of FCX, dated the Closing Date and certifying, among other things, (A) a true and correct copy of resolutions adopted by the Board of Directors of FCX authorizing the making and performance of this Agreement and the other Loan Documents (including the FCX Guaranty) executed and delivered or to be executed and delivered, as applicable, by FCX, and the countersignature and acceptance by FCX of the FCX Intercreditor Agreement, (B) that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) a true and correct copy of the By-laws of FCX as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in (A) above, (D) that the Certificate of Incorporation of FCX has not been amended since the date of the last amendment shown on the certificate referred to in (ii) above, and (E) the incumbency and specimen signatures of each officer of FCX executing the foregoing documents and any other documents delivered to the Banks in connection herewith on behalf of FCX; and a certificate of another officer of FCX as to the incumbency and signature of such Secretary or Assistant Secretary;

          (v) the signed Certificate of (A) the Chairman of the Board, the President or any executive or senior vice president and (B) the Chief Financial Officer, the Controller or the Treasurer of FTX, dated the Closing Date and certifying that (1) the representations and warranties of FTX contained herein are true and correct as of the Closing Date and (2) that there exists no Default or Event of Default relating to FTX or the Partnership; and

          (vi) the signed Certificate of (A) the Chairman of the Board, the President or any executive or senior vice president and (B) the Chief Financial Officer, the Controller or the Treasurer of FCX, dated the Closing Date and certifying that (1) the representations and warranties of FCX contained herein are true and correct as of the Closing Date and (2) that there exists no Default or Event of Default relating to FCX.

     (b) The Administrative Agent shall have received all fees and other amounts due and payable to the Agents or the Banks on or prior to the Closing Date.
     (c) All outstanding loans under the Credit Agreement dated as of June 11, 1992, among the Partnership, FTX, the banks named therein and Chemical Bank, as agent and as collateral agent (the "Existing FM Credit Agreement") shall have been repaid in full and the Existing FM Credit Agreement and the commitments of the banks party thereto shall have been terminated.

     (d) The Administrative Agent shall have received fully executed copies of the Guaranties and the Material
  Agreements, all of which shall be in full force and effect.

     (e) Each Bank shall have received the signed certificate of (i) the Chairman of the Board, the President or any executive or senior vice president and
  (ii) the Chief Financial Officer, the Controller or the Treasurer of both FTX and the Partnership (or, if there shall be no such officers of the Partnership appointed, of FTX as managing general partner of the Partnership), dated the Funding Date and confirming compliance with the conditions precedent in this Section.

     (f) Each Bank shall have received the favorable written opinions of (i) the General Counsel of FTX and FCX and (ii) Davis Polk & Wardwell, each dated the Funding Date, addressed to the Banks, substantially in the forms of Exhibits F and G, respectively, covering such matters related to the transactions contemplated hereby as the Administrative Agent may request and otherwise satisfactory to Cravath, Swaine & Moore, counsel for the Agents. FTX and the Partnership recognize that the Banks are relying on such opinions in extending credit pursuant to this Agreement, and FTX and the Partnership hereby direct such counsel to deliver such opinions to the Banks.

     (g) Each Bank shall have received (i) a certificate of the Secretary or an Assistant Secretary of the Partnership (or, if there shall be no such officer appointed, of FTX as managing general partner of the Partnership), dated the Funding Date and certifying (A) that attached thereto are true and complete copies of the Partnership Agreement and all other constitutive documents, if any, of the Partnership as in effect on the date of such certificate and at all times since the resolution of the Partnership described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution or similar authorization adopted by FTX, as managing general partner of the Partnership, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents executed and delivered or to be executed and delivered, as applicable, by the Partnership, the countersignature and acceptance by the Partnership of the FM Intercreditor Agreement and the Borrowings hereunder by the Partnership, and that such resolution or authorization has not been modified, rescinded or amended and is in full force and effect and (C) as to the incumbency and specimen signature of each officer executing on behalf of the Partnership the foregoing documents and any other document delivered or to be delivered in connection herewith or therewith; (ii) a certificate of another officer of the Partnership (or, if there shall be no such officer appointed, of FTX as managing general partner of the Partnership) as to the incumbency and signature of such Secretary or Assistant Secretary; and (iii) such other instruments and documents as any Bank or Cravath, Swaine & Moore, counsel for the Agents, may reasonably request.
     (h) Each Bank shall have received a Promissory Note, each duly executed by the Partnership, payable to such Bank's order and otherwise complying with the provisions of Section 2.4.

     (i)  The FM Intercreditor Agreement, the FCX
  Intercreditor Agreement and the FTX Intercreditor Agreement shall each have been executed and delivered by all parties thereto other than the Administrative Agent and, in the case of the FM Intercreditor Agreement, the FM Collateral Agent, and countersigned and delivered by FTX, FCX or the Partnership, as applicable, and the Agents and each Bank shall have received a copy of such Intercreditor Documents.

     (j) There shall be no proceeding for the dissolution or liquidation of the Partnership or any proceeding to rescind the Partnership Agreement or the existence of the Partnership which is pending or, to the knowledge of FTX or the Partnership, threatened against or affecting the Partnership.

     (k) All legal matters incident to this Agreement, the other Loan Documents and the Borrowings hereunder shall be satisfactory to Cravath, Swaine & Moore, counsel for the Agents.

By its execution and delivery of this Agreement, and unless prior to the Funding Date it shall have provided written notice to the Administrative Agent and FTX indicating otherwise, each Bank has evidenced its satisfaction with each matter set forth in this Section requiring satisfaction on its part.

     SECTION 5.2.  Conditions Precedent to Each Borrowing.
Each Borrowing shall be subject to the following conditions precedent:

     (a) the representations and warranties on the part of the Partnership contained in Section 3.1, on the part of FTX contained in Section 3.2 and on the part of FCX contained in Section 3.3 shall be true and correct in all material respects at and as of the date of such Borrowing as though made on and as of such date;

     (b) the Administrative Agent shall have received a notice of such Borrowing as required by Section 2.3; and

     (c) no Event of Default or Default shall have occurred and be continuing on the date of such Borrowing or would result from such Borrowing.

     SECTION 5.3. Representations and Warranties with Respect to Borrowings. Each Borrowing shall be deemed a representation and warranty by FTX and the Partnership, jointly and severally, that the conditions precedent to each such Borrowing, unless otherwise waived in accordance herewith, shall have been satisfied as of the date of such Borrowing.


                    ARTICLE VI

                 Events of Default
     SECTION 6.1.  Events of Default.  If any of the
following acts or occurrences (an "Event of Default") shall occur and be continuing:

     (a) default for three or more days in the payment when due (whether at the due date thereof, at a date fixed for prepayment thereof, by acceleration thereof or otherwise) of any principal of any Promissory Note;

     (b) default for three or more days in the payment when due of any interest on any Promissory Note or of any other amount payable under this Agreement or any other Loan
  Document;

     (c) any representation or warranty made or deemed made in or in connection with this Agreement, any other Loan Document or in any certificate, report, financial statement, letter or other writing or instrument furnished or delivered to the Agents or any Bank pursuant hereto or thereto shall prove to have been incorrect in any material respect when made, effective or reaffirmed and repeated, as the case may be;

     (d) default in the due observance or performance of any covenant, condition or agreement in Section 4.1(a)(8), the first clause of Section 4.1(c), Section 4.2 (other than paragraph (j) thereof), Section 4.4 (other than
  Section 5.2(k) of the FTX Credit Agreement, as such
  Section is incorporated by reference under
  Section 4.4(a)), Section 4.6 (other than Section 5.2(k) of the FCX Credit Agreement as such Section is incorporated by reference under Section 4.6) or Section 4.3(b) as it relates to any of the foregoing;

     (e) default by FTX or FCX in the due observance or performance of any covenant, condition or agreement incorporated in Section 4.3(a) or contained in Section 4.5 which shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by any Bank;

     (f) default by FTX or the Partnership in the due observance or performance of any other covenant, condition or agreement contained in any Loan Document which shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by any Bank;

     (g) any Specified Entity shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, liquidation or similar law,
  (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) below,
  (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Specified Entity or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debt as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Specified Entity, or of a substantial part of the property or assets of any Specified Entity, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Specified Entity or for a substantial part of the property or assets of any Specified Entity or (iii) the winding up or liquidation of any Specified Entity; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

     (i) default shall be made with respect to (x) Hedge Agreements of any Specified Entity or (y) any Indebtedness of any Specified Entity if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such obligations or Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of such Indebtedness or the payment of any net termination value in respect of Hedge Agreements, as applicable, in an aggregate amount in excess of the Threshold Amount; or any payment, regardless of amount, of (A) net termination value on any such obligation in respect of Hedge Agreements and/or (B) any Indebtedness of any Specified Entity in an aggregate principal amount (or in the case of a Hedge Agreement, net termination value) in excess of the Threshold Amount, shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Indebtedness or other obligation);

     (j) an ERISA Event shall have occurred with respect to any Plan or Multi-Employer Plan that, when taken together with all other ERISA Events, reasonably could be expected to result in liability of FTX, FCX or the Borrower and/or any Restricted Subsidiary of FCX or FTX and/or the Borrower's ERISA Affiliates in an aggregate amount exceeding the Threshold Amount or requires payments exceeding the Threshold Amount in any year;

     (k) any security interest purported to be created by any Security Agreement shall cease to be, or shall be asserted by the Borrower, FTX, FCX or any of their Affiliates not to be, a valid, perfected, first priority security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the FTX Collateral Agent or the FCX Collateral Agent to maintain possession of any certificates representing securities pledged under the Security Agreements to the extent that such pledged securities are certificated securities;

     (l) a final judgment for the payment of money shall be rendered by a court or other tribunal against any Specified Entity in excess of the Threshold Amount and shall remain undischarged for a period of 45 consecutive days during which execution of such judgment shall not have been stayed effectively; or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Specified Entity to enforce any such judgment;
     (m) the Partnership Agreement (as it may be amended and in effect from time to time) (or any successor agreement pursuant to which FTX is appointed and authorized to act as the managing general partner of the Partnership) shall cease to be, or shall be asserted by FTX not to be, in full force and effect and enforceable in all material respects in accordance with its terms;

     (n) the FTX Guaranty, the FCX Guaranty or any Loan
  Document shall cease to be, or shall be asserted by FTX, FCX or the Partnership or any of their Affiliates not to be, in full force and effect and enforceable in all material respects in accordance with its terms; or

     (o) there shall have occurred a Change in Control; then, and in any such event (other than an event with respect to FTX, FCX, FRP, FI or the Partnership described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Banks shall, by written or telecopy notice to the Borrower, take one or more of the following actions at the same or different times: (i) declare the Commitments to be terminated, whereupon they shall forthwith terminate; (ii) declare all sums then owing by the Borrower under the Promissory Notes or otherwise owing hereunder to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein, in any other Loan Document or in any Intercreditor Document to the contrary notwithstanding or (iii) exercise (or cause the Collateral Agents to exercise) any or all the remedies then available under the Security Agreements; and upon the occurrence of any event with respect to FTX, FCX, FRP, FI or the Partnership described in paragraph (g) or (h) of this Section, all sums then owing by the Borrower under the Promissory Notes or otherwise owing hereunder shall, without any declaration or other action by any Bank or the Agents hereunder, be immediately due and payable and all Commitments hereunder shall be immediately terminated without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein, in any other Loan Document or in any other Intercreditor Document to the contrary notwithstanding and the Administrative Agent may, and at the request of the Required Banks shall, exercise any or all of the remedies then available under the Security Agreements. Promptly following the making of any such declaration, the Administrative Agent shall give notice thereof to the Borrower but failure to do so shall not impair, under any circumstances, the effect of such declaration.


                         ARTICLE VII

                       FTX Undertaking

     Section 7.1. FTX Undertaking. In addition to and not in derogation from its obligations under the FTX Guaranty, FTX hereby agrees that it shall be jointly and severally liable with the Borrower for each of the Partnership Obligations (other than principal and interest on the Loans, with respect to which FTX has guaranteed a certain amount thereof with respect to the Loans pursuant to the FTX Guaranty). FTX agrees that it shall pay on demand any such Partnership Obligations for which it is liable pursuant to this Section 7.1 which has remained unpaid by the Borrower for five Business Days after such amount is due or demanded from the Borrower; provided that if an event referred to in
Section 6.1(g) or (h) has occurred with respect to the Borrower, such amounts shall be payable on demand by FTX without the necessity of any demand on the Borrower. The obligations of FTX under this Section 7.1 shall be deemed to be a guarantee of payment and not of collection. Upon payment by FTX of any sums to a Bank or an Agent as provided above in this Section 7.1, all rights of FTX against the Partnership arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior payment in full of all the Partnership Obligations to the Banks and the Agents and shall not be exercised by FTX prior to payment in full of all Partnership Obligations and termination of the Commitments. If any amount shall be paid to FTX on account of any amount paid by FTX pursuant to this guarantee or otherwise at any time when all the Partnership Obligations shall not be paid in full, such amount shall be held in trust by FTX for the benefit of the Agent, and the Banks and shall forthwith be paid to the Administrative Agent to be credited and applied to the Partnership Obligations, whether matured or unmatured. At such time as all Partnership Obligations owing to such bank have been paid in full and its Commitment terminated, each Bank shall, in a reasonable manner, assign (subject to the continued effectiveness and the reinstatement provided for above) the amount of the Partnership Obligations owed to it and paid by FTX pursuant to this Section 7.1 to FTX, such assignment to be pro tanto to the extent to which the Partnership Obligations in question were discharged by FTX, or make such other disposition thereof as FTX shall reasonably direct (all without any representation or warranty by, or any recourse to, such Bank).



                        ARTICLE VIII

                         The Agents

     SECTION 8.1. The Agents. (a) For convenience of administration and to expedite the transactions contemplated by this Agreement, Chemical is hereby appointed as Administrative Agent, FTX Collateral Agent and FCX Collateral Agent for the Banks under this Agreement and the Security Agreements and Chase is hereby appointed as the Documentary Agent for the Banks under this Agreement. None of the Agents shall have any duties or responsibilities with respect hereto except those expressly set forth herein.
Each Bank, and each subsequent holder of any Promissory Note by its acceptance thereof, hereby irrevocably appoints and expressly authorizes the Agents, without hereby limiting any implied authority, to take such action as the Agents may deem appropriate on its behalf and to exercise such powers under this Agreement as are specifically delegated to such Person by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Banks all payments of principal of and interest on the Loans and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Banks to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Bank copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Collateral Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the secured parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Agreements. Each of the Agents may exercise any of its duties hereunder by or through their respective agents, officers or employees. In addition, each Bank hereby irrevocably authorizes and directs each Collateral Agent to enter, on behalf of each of them, into the respective Intercreditor Agreement and Security Agreements as contemplated pursuant to this Agreement.

     (b) None of the Agents or any of their respective directors, officers, agents or employees shall be liable as such for any action taken or omitted to be taken by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Banks or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Promissory Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Promissory Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.3. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks and each subsequent holder of any Promissory Note. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. None of the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other party on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower or any other party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. The Banks hereby acknowledge that none of the Agents shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Banks.

     (c) To the extent that any Agent shall not be reimbursed by the Borrower for any costs, liabilities or expenses incurred in such capacity, each Bank agrees (i) to reimburse the Agents, on demand (in the amount of its Applicable Percentage hereunder) of any expenses incurred for the benefit of the Banks by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks and (ii) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such Applicable Percentage, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document; provided, however, that no Bank shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or of its directors, officers, employees or agents.

     (d) With respect to the Loans made by it hereunder and the Promissory Notes issued to it, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Bank and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

     (e) Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint, and the Borrower shall have the right to approve (such approval not to be unreasonably withheld or delayed) a successor Administrative Agent, Collateral Agent or Documentary Agent, as the case may be. If no successor Agent, Collateral Agent or Documentary Agent, as the case may be, shall have been so appointed and approved and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Person may, on behalf of the Banks, appoint a successor Administrative Agent, Collateral Agent or Documentary Agent, as the case may be, which shall be a Bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such Bank. Upon the acceptance of any appointment as Administrative Agent, Collateral Agent or Documentary Agent hereunder by a successor Administrative Agent, Collateral Agent or Documentary Agent, as the case may be, such successor Administrative Agent, Collateral Agent or Documentary Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any such retiring Agent's resignation hereunder as Administrative Agent, Collateral Agent or Documentary Agent, as applicable, the provisions of this Article VIII and
Section 9.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Administrative Agent, Collateral Agent or Documentary Agent, as applicable.

     (f) The Administrative Agent and the Documentary Agent shall be responsible for supervising the preparation, execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, any amendment or modification thereto and the closing of the transactions contemplated hereby and thereby. In addition, the Administrative Agent shall assist each Collateral Agent in the performance of its duties as may be reasonably requested by such Collateral Agent from time to time.

     (g) The obligations of the Administrative Agent, each Collateral Agent and the Documentary Agent shall be separate and several and neither of them shall be responsible or liable for the acts or omissions of the other, except, to the extent that a Bank serves in more than one agent capacity, such Bank shall be responsible for the acts and omissions relating to each such agency function.

     (h) Without the prior written consent of the Required Banks, the Administrative Agent and each Collateral Agent will not consent to any modification, supplement or waiver of any Intercreditor Agreement or, except to the extent required by an Intercreditor Agreement, the related Security Agreement.

     (i) Each Bank acknowledges that it has, independently and without reliance upon the Agents or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Bank and based on such documents and informa-tion as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                         ARTICLE IX

                        Miscellaneous

     SECTION 9.1.  Notices.  Notices and other
communications provided for herein shall be in writing and shall be delivered by hand or overnight or same day courier service or mailed or sent by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sending party to the appropriate party's address set forth on the signature pages hereof; provided that notices by or to the Borrower may be given by or to FTX as its general partner. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or delivered by any telecopy, telegraphic or telex communications equipment or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, in each case addressed to such party as provided in this Section 9.1 or in accordance with the latest unrevoked direction from such party.

     SECTION 9.2. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or any other Loan Document shall be considered to have been relied upon by the Banks and the Agents and shall survive the making by the Banks of the Loans and the execution and delivery to the Banks of the Promissory Notes evidencing such Loans regardless of any investigation made by the Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note, any Commitment Fee or any other fee or amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments have not been terminated.

     SECTION 9.3. Successors and Assigns; Participation; Purchasing Banks. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, FTX, FCX, the Banks, the Agents, all future holders of the Promissory Notes, and their respective successors and assigns, except that none of the Borrower, FTX nor FCX may assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank. Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and the Promissory Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Bank; provided that no such pledge or assignment shall release a Bank from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Bank as a party hereto.

     (b) Any Bank may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in all or a portion of any Loan owing to such Bank, any Promissory Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Promissory Note for all purposes under this Agreement and the Borrower and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Borrower agree that if amounts outstanding under this Agreement and the Promissory Notes are due and unpaid, or shall have been declared due or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Promissory Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Promissory Note; provided that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 2.15. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12, 2.13, 2.15,
2.17 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Bank; provided that no Participant shall be entitled to receive any greater payment pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant unless such participation shall have been made at a time when the circumstances giving rise to such greater payment did not exist; and provided that the voting rights of any Participant would be limited to amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, changing or extending the Commitments or release of all or substantially all the collateral for the Loans.

     (c) Any Bank may, in accordance with applicable law and subject to Section 9.3(h), at any time assign by novation all or any part of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Promissory Notes held by it) (I) to any Bank or any Affiliate thereof, without the Borrower's consent, or (II) to one or more additional banks or financial institutions (any such entity referred to in clause (I) or (II) being a "Purchasing Bank") with the consent of the Administrative Agent and the Borrower, such consent not to be unreasonably withheld (it being understood that the Borrower may withhold its consent to a Purchasing Bank (i) which is not a commercial bank or savings and loan institution or (ii) which would, as of the effective date of such assignment, be entitled to claim compensation under Section 2.11 which the transferor Bank would not be entitled to claim as of such date), pursuant to a Commitment Transfer Supplement in the form of Exhibit D, executed by such Purchasing Bank and such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Borrower and the Administrative Agent), and delivered for its recording in the Register to the Administrative Agent, together with the Promissory Notes subject to such assignment, the registration and processing fee required by Section 9.3(e) and an Administrative Questionnaire for the Purchasing Bank if it is not already a Bank. Assignments shall be by novation. Upon such execution, delivery and recording (and, if required, consent of the Borrower and the Administrative Agent), from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement (which shall be at least five days after the execution and delivery thereof), (x) the Purchasing Bank thereunder shall (if not already a party hereto) be a party hereto and have the rights and obligations of a Bank hereunder with a Commitment as set forth in such Commitment Transfer Supplement, and (y) the transferor Bank thereunder shall, to the extent assigned by such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement (including Schedule II hereto) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank (if not already a party hereto) and the resulting adjustment of Applicable Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Promissory Notes. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Promissory Note a new Promissory Note to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained a Commitment hereunder, a new Promissory Note to the order of the transferor Bank in an amount equal to the Commitment retained by it hereunder. Such new Promissory Notes shall be dated the Closing Date and shall otherwise be in the form of the Promissory Notes replaced thereby. The Promissory Notes surrendered by the transferor Bank shall be returned by the Administrative Agent to the Borrower marked "canceled".

     (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the parties hereto may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the parties hereto at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrower.

     (f) Subject to Section 9.15, the Borrower and the Guarantors authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Guarantors, the Borrower and their Affiliates which has been delivered to such Bank by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Borrower in connection with such Bank's credit evaluation of the Borrower, the Guarantors and their Affiliates prior to becoming a party to this Agreement.

     (g) If, pursuant to this Section 9.3, any interest in this Agreement or any Promissory Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank (x) shall immediately notify the Administrative Agent of such transfer, describing the terms thereof and indicating the identity and country of residence of each Transferee. Such transferor Bank or Transferee shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any tax, interest, penalty or other expense that the Borrower and the Administrative Agent may incur as a consequence of any failure to withhold applicable United States taxes because of any transfer or participation arrangement that is not fully disclosed to them as required hereunder.

     (h) By executing and delivering a Commitment Transfer Supplement, the transferor Bank thereunder and the Purchasing Bank thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such transferor Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Commitment Transfer Supplement, (ii) except as set forth in
(i) above, such transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Guarantors, the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such Purchasing Bank represents and warrants that it is legally authorized to enter into such Commitment Transfer Supplement; (iv) such Purchasing Bank confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Transfer Supplement; (v) such Purchasing Bank will independently and without reliance upon the Agents, such transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such Purchasing Bank appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such respective powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such Purchasing Bank agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

     SECTION 9.4.  Expenses of the Banks; Indemnity.
(a) The Borrower and FTX, jointly and severally, agree to pay all out-of-pocket expenses reasonably incurred by the Agents in connection with the preparation and administration of this Agreement, the Promissory Notes and the other Loan Documents or with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or reasonably incurred by the Agents or any Bank in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or with the Loans made or the Promissory Notes issued hereunder (whether through negotiations, legal proceedings or otherwise), including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore, special counsel for the Agents, and, in connection with such enforcement or protection, the reasonable fees and disbursements of other counsel for any Bank. The Borrower and FTX, jointly and severally, further agree that they shall indemnify the Banks and the Agents from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of or in connection with the performance of this Agreement, any of the Promissory Notes or any of the other Loan Documents. Further, the Borrower and FTX, jointly and severally, agree to pay, and to protect, indemnify and save harmless each Bank, each Agent and each of their respective officers, directors, shareholders, employees, agents and servants from and against, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, attorneys' fees and expenses) in connection with any investigative, administrative or judicial proceeding, whether or not such Bank or Agent shall be designated a party thereto of any nature arising from or relating to (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby and thereby (including the Restructuring) or (ii) the use of the proceeds of the Loans; and the Borrower also agrees to pay, and to protect, indemnify and save harmless each Bank, each Agent and each of their respective officers, directors, shareholders, employees, agents and servants from and against, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, attorneys' fees and expenses in connection with any investigative, administrative or judicial proceeding, whether or not such Bank or Agent shall be designated a party thereto) of any nature arising from or relating to any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries or arising from or in connection with the environmental due diligence summary memorandum referred to in paragraph (m) of Article IV of the FTX Credit Agreement; provided that any such indemnity referred to in this sentence shall not, as to any indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non appealable judgment to have resulted from the gross negligence or wilful misconduct of such indemnified Person. If any action, suit or proceeding arising from any of the foregoing is brought against any Bank, Agent or other Person indemnified or intended to be indemnified pursuant to this
Section 9.4, the Borrower and FTX, jointly and severally, to the extent and in the manner directed by such indemnified party, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Borrower (which counsel shall be satisfactory to such Bank, Agent or other Person indemnified or intended to be indemnified). If the Borrower or FTX shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Borrower, FTX or FCX contained in this Agreement shall be breached, any Bank or Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by any Bank or Agent shall be repayable to it by the Borrower and FTX, jointly and severally, immediately upon such Bank's or such Agent's demand therefor.

     (b) The provisions of this Section 9.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Loans or any Promissory Notes, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document or any Promissory
Note, or any investigation made by or on behalf of any Bank or any Agent. All amounts due under this Section 9.4 shall be payable on written demand therefor.

     SECTION 9.5. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated or any Bank shall have requested the Administrative Agent to declare the Loans immediately due and payable pursuant to Article VI, then each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and the Promissory Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Promissory Notes and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 9.5 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

     SECTION 9.6.  APPLICABLE LAW.  THIS AGREEMENT AND THE
PROMISSORY NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.7. Waivers; Amendments. (a) No failure or delay of any Bank or Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Banks and the Agents hereunder and under the other documents and agreements entered into in connection herewith are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement, any other Loan Document or any Promissory Note or any other such document or agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Each holder of any of the Promissory Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Promissory Note shall have been marked to indicate such amendment, modification, waiver or consent.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Banks; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or any date for the payment (other than pursuant to Section 2.7(b), which may be amended by the Required Banks) of any principal of or interest on, any Promissory Note (including, without limitation, any such payment pursuant to Section 2.7(c) or paragraph (a) or (b) of Section 2.9), or waive or excuse any such payment or any part thereof, or change the rate of interest on any Promissory Note, without the written consent of each holder affected thereby, (ii) change or extend the Commitment of any Bank without the written consent of such Bank, or change any fees to be paid to any Bank or Agent hereunder without the written consent of such Bank or the Agent, as applicable, (iii) amend or modify the provisions of this Section 9.7, Sections 2.8 through 2.15 or
Section 9.4 or the definition of "Required Banks", without the written consent of each Bank or (iv) release the collateral granted as security under the Security Agreements (except as expressly required hereby or thereby), without the written consent of each Bank; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of an Agent hereunder without the written consent of such Agent. Each Bank and holder of any Promissory Note shall be bound by any modification or amendment authorized by this Section 9.7 regardless of whether its Promissory Notes shall be marked to make reference thereto, and any consent by any Bank or holder of a Promissory Note pursuant to this Section shall bind any Person subsequently acquiring a Promissory Note from it, whether or not such Promissory Note shall be so marked.

     SECTION 9.8. Severability. In the event any one or more of the provisions contained in this Agreement or in the Promissory Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.9.  Counterparts.  This Agreement may be
executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Administrative Agent and the Borrower.

     SECTION 9.10.  Headings.  Article and Section headings
and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.11. Entire Agreement. This Agreement, the other Loan Documents, the fee letters between the Agents and the Borrower and the exhibits and schedules hereto contain the entire agreement among the parties hereto with respect to the Loans and the related transactions. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, such fee letters and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 9.12. WAIVER OF JURY TRIAL, ETC. (A) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

     (b) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (a) of this
Section 9.12 any special, indirect, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

     (c)  Each party hereto (i) certifies that no
representative, agent or attorney of any Bank has represented, expressly or otherwise, that such Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement or any other document, as applicable, by, among other things, the mutual waivers and certifications herein.

     SECTION 9.13.  Interest Rate Limitation.
Notwithstanding anything herein or in the Promissory Notes to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Bank, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Bank in accordance with applicable law, the rate of interest in respect of such Loan hereunder or payable under the Promissory Note held by such Bank, together with all Charges payable to such Bank, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Bank.

     SECTION 9.14. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (A) THE BORROWER, FTX AND FCX EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY BANK OR AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     (B) THE BORROWER, FTX AND FCX EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (C) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN
SECTION 9.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     SECTION 9.15. Confidentiality. Each Bank agrees (which agreement shall survive the termination of this Agreement) that financial information, information from the Borrower's and its Subsidiaries' books and records, information concerning the Borrower's and its Subsidiaries' trade secrets and patents and any other information received from the Borrower and its Subsidiaries hereunder shall be treated as confidential by such Bank, and each Bank agrees to use its best efforts to ensure that such information is not published, disclosed or otherwise divulged to anyone other than employees or officers of such Bank and its counsel and agents; provided that it is understood that the foregoing shall not apply to:

     (i) disclosure made with the prior written authorization of the Borrower or FTX;

         (ii) disclosure of information (other than that received from the Borrower and its Subsidiaries, FTX or FCX prior to or under this Agreement) already known by, or in the possession of, such Bank without restrictions on the disclosure thereof at the time such information is supplied to such Bank by the Borrower or its Subsidiaries, FTX or FCX hereunder;

        (iii) disclosure of information which is required by applicable law or to a governmental agency having supervisory or regulatory authority over any party hereto;

         (iv) disclosure of information in connection with any suit, action or proceeding in connection with the enforcement of rights hereunder or in connection with the transaction contemplated hereby or thereby;

     (v) disclosure to any bank (or other financial institution) which may acquire a participation or other interest in the Loans or rights of any Bank hereunder;
  provided that such bank (or other financial institution) agrees to maintain any such information to be received in accordance with the provisions of this Section 9.15;

         (vi) disclosure by any party hereto to any other party hereto or their counsel or agents;

        (vii) disclosure by any party hereto to any entity, or to any subsidiary of such an entity, which owns, directly or indirectly, more than 50% of the voting stock of such party, or to any subsidiary of such an entity; or

       (viii) disclosure of information that prior to such disclosure has become public knowledge through no violation of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        FM PROPERTIES OPERATING CO.,

                                           by FREEPORT-McMoRan INC.,
                                           its Managing General Partner,

                                          by /s/ R. Foster Duncan
                                            ______________________________
                                            Name:  R. Foster Duncan
                                            Title: Treasurer

                                          1615 Poydras Street
                                          New Orleans, Louisiana 70112

                                          Attention:  R. Foster Duncan
                                                    Treasurer

                                          Telephone:  504-582-4628
                                          Telecopy:      504-582-4511




                                        FREEPORT-McMoRan INC.,

                                           by /s/ R. Foster Duncan
                                          ______________________________
                                          Name:  R. Foster Duncan
                                          Title: Treasurer

                                          1615 Poydras Street
                                          New Orleans, Louisiana 70112

                                          Attention:  R. Foster Duncan
                                                    Treasurer

                                          Telex:  8109515386
                                          Telephone:  504-582-4628
                                          Telecopy:      504-582-4511


                                        FREEPORT-McMoRan COPPER & GOLD INC.,

                                           by /s/ R. Foster Duncan
                                          ______________________________
                                          Name:  R. Foster Duncan
                                          Title: Treasurer

                                          1615 Poydras Street
                                          New Orleans, Louisiana 70112

                                          Attention:  R. Foster Duncan
                                                    Treasurer

                                          Telex:  8109515386
                                          Telephone:  504-582-4628
                                          Telecopy:      504-582-4511




                                        CHEMICAL BANK, individually and as
                                        Administrative Agent, FTX Collateral
                                        Agent, FM Collateral Agent and FRP
                                        Collateral Agent

                                           by /s/ R. Potter
                                          ______________________________
                                          Name:  Ronald Potter
                                          Title: Managing Director

                                          Domestic Office and LIBOR Office
                                          270 Park Avenue
                                          New York, New York 10017

                                          Attention:  Ralph Iskander

                                          Telephone:  212-270-3977
                                          Telecopy:   212-270-4711

                                          with a copy to

                                          Attention:  Stuart Miller

                                          Telephone:  212-270-3235
                                          Telecopy:      212-270-2625

                                          with copies to:

                                          Agent Bank Services
                                          140 East 45th Street
                                          New York, New York 10017

                                          Attention:  Hilma Gabbidon

                                          Telephone:  212-622-0693
                                          Telex:    353006 ABSCNYK
                                          Telecopy:   212-622-0002


                                        THE CHASE MANHATTAN BANK (NATIONAL
                                        ASSOCIATION), individually and as
                                        Documentary Agent,

                                           by /s/ Nicholas J. Chirekos
                                          ________________________________
                                          Name:   Nicholas J. Chirekos
                                          Title:  Vice President


                                        DOMESTIC OFFICE AND LIBOR OFFICE:

                                        One Chase Manhattan Plaza (4th Floor)
                                        New York, NY 10081

                                        Attention:  Nicholas J. Chirekos
                                               Vice President

                                        Telephone:  212-552-2395
                                        Telecopy:   212-552-7773


                                        ADDRESS FOR NOTICES:

                                        One Chase Manhattan Plaza (4th Floor)
                                        New York, NY 10081

                                        Attention:  Vilma Francis
                                               Assistant Treasurer

                                        Telephone:  212-552-7883
                                        Telecopy:   212-552-7175